As filed with the Securities and Exchange Commission on September 12, 2014

Registration No. 333-194337

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO THE

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Continental Rail Corp.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

4011

(Primary Standard Industrial Classification Code Number)

33-0864127

(I.R.S. Employer Identification Number)

2929 East Commercial Boulevard

PH-D

Fort Lauderdale, Florida 33308

(954) 440-4678

(Address, including zip code and telephone number,

including area code, of registrant’s principal executive offices)

John H. Marino, Jr.

Chief Executive Officer

Continental Rail Corp.

2929 East Commercial Boulevard

PH-D

Fort Lauderdale, Florida 33308

(954) 440-4678

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective.

If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering price (1)	Amount of Registration Fee (2)

Common stock, par value $0.001 per share	7,219,688	$1.80	$12,995,438	$1,673.81

———————

(1)

The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) under the Securities Act of 1933 on the basis of the average of the bid and asked price of our common stock which was $1.80 as reported on the OTC Markets on February 24, 2014.

(2)

Previously paid.

To the extent permitted by Rule 416 of the Securities Act of 1933, this registration statement also covers such additional number of shares of common stock as may be issuable in the event of stock splits, stock dividends or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ii

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 12, 2014

PROSPECTUS

CONTINENTAL RAIL CORP.

7,219,688 Shares of Common Stock

This prospectus relates to periodic offers and sales of 7,219,688 shares of our common stock by the selling stockholders, including 1,855,052 shares owned by our executive officers, directors and their affiliates. We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities. We will use our best efforts to maintain the effectiveness of the resale registration statement, of which this prospectus is a part, from the effective date through and until all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144 promulgated under the Securities Act of 1933.

Our common stock is presently quoted on the OTC Pink tier of the OTC Markets under the symbol “CRCX”, although the market for our common stock is extremely limited and sporadic. On September 3, 2014 the last reported sale price of our common stock was $1.15 per share.  The shares of our common stock may be offered and sold by selling stockholders at a fixed price of $1.00 per share until our common stock is quoted on either the OTC Bulletin Board or the OTCQX or OTCQB tiers of the OTC Markets and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurances that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, or FINRA, which operates the OTC Bulletin Board, to secure a quotation of our common stock on the OTC Bulletin Board nor can there be any assurance that such an application for quotation will be approved. In the alternative, should we seek to obtain a quotation of our common stock on either the OTCQX or OTCQB tiers of the OTC Market, there also can be no assurances that the OTC Markets will approve such quotation application.

We have limited operations. We are not a “blank check company” as defined in Rule 419 under the Securities Act of 1933 and we have no intention to engage in a business combination as contemplated by such Rule. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accounting firm has issued an audit opinion for us which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

The purchase of the securities offered through this prospectus involves a high degree of risk. See the section of this prospectus entitled “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2014

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using the SEC’s registration rules for a delayed or continuous offering and sale of securities. Under the registration rules, using this prospectus and, if required, one or more prospectus supplements, the selling stockholders named herein may distribute the shares of common stock covered by this prospectus. This prospectus also covers any shares of common stock that may become issuable as a result of stock splits, stock dividends or similar transactions. A prospectus supplement may add, update or change information contained in this prospectus.

You should only rely on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus contains industry and market data obtained through surveys and studies conducted by third parties and industry publications.  Industry publications and reports cited in this prospectus generally indicate that the information contained therein was obtained from sources believed to be reliable, but do not guarantee the accuracy or completeness of such information. Although we believe that the publications and reports are reliable, we have not independently verified the data. In addition, due to the nature of the U.S. railroad industry certain of this inforamtion is updated on an annual or as needed basis. The Association of American Railroads (AAR.org) is the primary source for these statistics and publishes a variety of reports. In each case, the most recent version of these publications has been used.

OTHER PERTINENT INFORMATION

We maintain our web site at www.continentalrailcorporation.com. Information on this web site is not a part of this prospectus.

Unless specifically set forth to the contrary, when used in this prospectus the terms “Continental Rail", "we", "us", "our" and similar terms refer to Continental Rail Corp., a Nevada corporation, and its subsidiaries, including Transportation Management Services, Inc. a Michigan corporation which we refer to as TMS, Continental Rail Holdings Corp. a Nevada corporation which we refer to as Continental Rail Holdings (CRHC), Continental Rail Leasing, Corp., a Florida corporation which we refer to as Continental Rail Leasing (CRLC) and Continental Rail Leasing Corp., an Alberta Canada extra-provincial corporation. In addition, “2012” refers to the year ended December 31, 2012, “2013” refers to the year ended December 31, 2013, “2014” refers to the year ending December 31, 2014, the “first six months of 2014” refers to the six months ended June 30, 2014 and the “first six months of 2013” refers to the six months ended March 31, 2013.

All share and per share information presented in this prospectus gives effect to the 1:200 reverse stock split of our outstanding common stock effective July 25, 2013.

PROSPECTUS SUMMARY

We are a rail transportation holding company. Our operations will be conducted through two divisions:

•	rail freight division, and
•	rail rolling stock leasing division.

Our rail freight division will seek to acquire strategic short line and regional freight railroads, initially with revenues in the range of $2 million to $10 million annually. We estimate that there are 33 regional and 534 short line local railroads around the United States which represents anapproximatley $3.7 billion segment of the railroad industry. These railroads provide local service to smaller communities and industries This division will operate under our Continental Rail Holdings (CRHC) subsidiary.

Our rail rolling stock leasing subsidiary, Continental Rail Leasing (CRLC), will seek to acquire existing rail car and locomotive leasing companies and/or directly purchase rolling stock for lease to railroads. We estimate that the U.S. rail car leasing fleet accounts for an estimated 1.2 million rail cars. It is generally recognized in the industry that rail car leasing helps shippers preserve capital and control the cost of rail transportation, while obtaining rail cars on an as-needed basis. Our strategy is to seek financing whereby the asset is retained by the financing company and CRLC will manage, operate and maintain the leased rail cars. We also expect to provide management and advisory services to rail entities in matters involving transportation and logistics, marketing, engineering, finance and regulatory matters.

In pursuit of our business plan, in July 2013 we acquired TMS, a company which provides railroad consulting services. The principal of TMS was John H. Marino, Jr., now an executive officer and director of our company.

We are in the early stages of implementing our business model and we presently do not own any short line or regional freight railroads or any rolling stock or locomotives for lease to railroads. We have reported limited revenues and only net losses to date. To date, our operational efforts have included identifying acquisition targets, early stage discussion with these targets, establishing a relationship with a financing source and equity capital raising activities. We have also focused our efforts on securing management contracts which will permit us to generate revenues without the need to raise capital to acquire railroads or rolling stock. We are currently in late stage discussions with an entity which is negotiating the purchase of a fleet of rail cars for which we would provide management services. If we are successful in securing this contract, we would not need to raise capital to fulfill our obligations under it, and this contract would permit us to begin immediately generating revenues. Based upon the status of the negotiations, we expect to enter into this contract during 2014. There are no assurances, however, that we will be successful in these efforts.

In addition to short-term capital to fund our operating expenses until we are able to begin generating revenues, we will need to raise significant additional capital to fund the acquisitions of short line or regional freight railroads or rolling stock or locomotives for lease to railroads. We estimate the acquisition cost of each railroad will range from $5 million to $15 million, and we will need to raise approximately $100 million to fund the acquisition costs of the fleet of rail cars and locomotives for our rail rolling stock division. We do not presently have any firm commitments for this capital and there are no assurances we will be successful in obtaining all or any portion the necessary capital. Even if we are able to raise this necessary capital, we estimate that it could take between six and 12 months from the receipt of the capital to locate and negotiate the first acquisition.

Our financial statements appearing elsewhere in this prospectus have been prepared assuming we will continue as a going concern. At August 28, 2014 we had cash on hand of approximately $1,000 and we estimate our current monthly burn rate to be approximately $27,000. We expect that monthly burn rate to increase to approximately $34,000 following the date of this prospectus which reflects the additional costs we expect to incur to satisfy our public company reporting obligations. Historically, we have funded our operating expenses from proceeds received from the sale of equity securities, as well as advances from TBG Holdings Corporation, which we refer to as TBG, a related party. At June 30, 2014 we owed TBG $192,503 in accrued expenses which represents these working capital advances. In addition to the capital necessary to implement our business plan set forth above, we need to raise between $250,000 and $300,000 of working capital to provide sufficient funds to continue our operations for the next 12 months. While we have been able to raise working capital through the sale of our securities in private transactions in the past, we do not presently have any commitments for this working capital and there are no assurances that we will be successful in raising any of this necessary amount. We expect that TBG will continue to make working capital advances to us to pay our operating expenses until such time as we are able to raise this additional capital. If for any reason, however, it should cease making these advances and we are unable to raise the additional capital, we would be unable to continue our business.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

Corporate Information

Our executive offices are located at 2929 East Commercial Blvd., Suite PH-D, Fort Lauderdale, Florida 33308 and our telephone number is (954) 440-4678.

The Offering

This prospectus relates to the resale from time to time by the selling stockholders identified in this prospectus of 7,219,668 shares of our common stock, including 1,170,024 shares owned by our executive officers, directors and their affiliates. Our common stock is presently quoted on the OTC Pink tier of the OTC Markets. The selling stockholders have not engaged any underwriter in connection with the sale of their shares of common stock. The shares of our common stock may be offered and sold by selling stockholders at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. We will not receive any proceeds from the resale of our shares by the selling stockholders. We will pay all of the fees and expenses associated with registration of the shares covered by this prospectus.

Common Stock:

Outstanding Prior to this Offering:	37,887,244 shares of common stock on September 3, 2014.

Reserved:	An aggregate of 56,400,000 shares of our common stock, underlying our outstanding Series A preferred stock.

Outstanding After this Offering:	37,887,244 shares of common stock.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following summary financial consolidated information has been derived from and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the consolidated financial statements and notes thereto, included elsewhere in this prospectus.

Statement of operations:

	Six Months Ended June 30,		Year Ended December 31,
	2014	2014	2013	2012
	(unaudited)
Net Sales	$—	$42,500	$42,500	$—
Total operating expenses	448,195	276,408	1,021,561	133,934
Loss from operations	(448,195)	(233,908)	(979,061)	(133,934)
Total other income (expense)	—	(9,132)	(9,132)	(17,974)
Net (loss)	$(448,195)	$(243,040)	$(988,193)	$(151,908)

Balance sheet data:

	June 30,	December 31,
	2014	2013	2012
	(unaudited)
Working capital (deficit)	$(853,272)	$(408,417)	$(432,297)
Cash	$986	$45,479	$—
Total current assets	$986	$45,479	$—
Total assets	$986	$45,479	$901
Total current liabilities	$854,258	$453,897	$432,198
Total liabilities	$854,258	$453,897	$432,198
Total stockholders' (deficit)	$(853,272)	$(408,417)	$(431,297)

RISK FACTORS

The shares of our common stock being offered for resale by the selling stockholders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Our auditors have raised substantial doubts as to our ability to continue as a going concern.

Our financial statements have been prepared assuming we will continue as a going concern. We have experienced substantial and recurring losses from operations, which losses have caused an accumulated deficit of $4.45 million at June 30, 2014.  At August 28, 2014 we had approximately $1,000 of cash on hand. While we generated minimal revenues in the first six months of 2013, we did not generate any revenues in the first six months of 2014 and we continue to experience operating losses. Currently, our burn rate is approximately $27,000 per month which is expected to increase to approximately $34,000 per month following the date of this prospectus which reflects the additional costs we expect to incur to satisfy our public company reporting obligations. We have been and expect to continue funding our business until, if ever, we generate sufficient cash flow to internally fund our business, with and through sales of our securities and working capital advances from TBG. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. We anticipate that our operating expenses will continue to increase and we will continue to incur substantial losses, which we estimate at approximately $700,000 per year, including approximately $400,000 of non-cash expenses, in future periods until we are successful in generating revenues sufficient to pay our operating expenses. There are no assurances that we will be able to increase our revenues and cash flow to a level which supports profitable operations and provides sufficient funds to pay our obligations. There are also no assurances we will be able to raise additional working capital or that TBG will continue to advance funds to us for working capital. If we are unable to meet those obligations, we could be forced to cease operations in which event investors would lose their entire investment in our company.

We have incurred net losses since inception and we expect our operating expenses to increase significantly in the foreseeable future.

We incurred net losses of $988,193 and $151,908 for the years ended December 31, 2013 and 2012, respectively, and we used cash of $318,072 in operations in 2013. For the first six months of 2014, we had no revenues and reported a net loss of $448,195 and cash used in operations was $ 47,833. We anticipate that our operating expenses will continue to increase substantially in the foreseeable future as we continue to implement our business plan. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. We cannot be certain that we will be able to attain or increase profitability on a consistent and substantial basis. Even if we are successful in the development of our company, our success will depend upon our ability to finance the acquisition of short line and regional freight railroads as well as the leasing or acquisition of rail cars and will also be dependent on our ability to raise capital. If we are unable to effectively manage these risks and difficulties as we encounter them, our business, financial condition and results of operations will suffer, which would, in all likelihood, cause investors to lose their entire investment in our company.

We will need additional financing which we may not be able to obtain on acceptable terms, if at all. If we cannot raise additional capital as needed, our ability to continue our operations and/or grow our company could be in jeopardy.

Capital is needed for the effective development and expansion of our business. Our future capital requirements, however, depend on a number of factors, including our ability to internally grow our revenues, free cash flow and achieve significant and consistent profitability, manage our business and control our expenses. Based upon our reasonable estimates, we expect that additional costs we will initially incur after the date of this prospectus to fulfill our public company reporting obligations will be approximately $75,000 annually. Our near term capital needs are between $250,000 and $300,000 which will provide us with sufficient funds to pay our operating expenses for the next 12 months. Initially, we expect the first transaction we undertake in 2014 to implement our business plan will be a management contract for a third party which will not require us to raise any capital and will permit us to generate immediate revenues.  Our longer term capital needs will vary depending upon the number of acquisitions we are able to undertake. We do not have any firm commitments to provide any additional capital and we anticipate that we will have certain difficulties raising capital given the limited operating history of our company. Accordingly, we cannot assure you that additional working capital to satisfy either our short-term or long-term working capital requirements will be available to us upon terms acceptable to us, if at all. If we are subsequently unable to raise additional funds as needed, our ability to implement our business plan and grow our company will be in jeopardy and investors risk losing their entire investment.

Because our chief financial officer has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our chief financial officer, Mr. Timothy Hart, does not devote his full time and attention to our business and operations. Mr. Hart presently devotes approximately 30 hours a week of his business time to our affairs. It is possible that the demands on Mr. Hart from his other obligations, including those associated with his obligations to TBG could increase with the result that he would devote even less time to the management of our business. In addition, Mr. Hart may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.  In these events, our ability to fully implement our business plan could be adversely impacted until such time as we were able to hire a full-time chief financial officer.

A significant amount of our accounts payable and accrued expenses are due a related party.  The repayment of these obligations could create a conflict of interest which may not be resolved in our favor and may adversely impact our operations in future periods.

At June 30, 2014 and December 31, 2013 we owed related parties $595,567 and $351,139, respectively, in accounts payable and accrued expenses.  These obligations represented 78% and 77%, respectively, of our total liabilities in those periods. Accounts payable expenses – related parties, represents amounts we owe TBG as compensation for services under the terms of a business advisory services agreement and accrued expenses – related party represents amounts TBG has advanced us for working capital. These obligations are due on demand and we do not presently have sufficient capital to repay these obligations. Until such time, if ever, that we are able to raise additional working capital we expect the amounts due these related parties will continue to increase. Prospective investors should keep in mind that they will have no say in the timing of the repayment of these related party obligations. Assuming we are able to raise additional working capital, it is possible that the related parties may request that we reduce or repay these obligations at a time when the use of funds for that purpose are not in the best interests of our company. Actual or perceived conflicts of interest between TBG and our company’s other stockholders could arise which the Board may not resolve in a manner which is in our best interests.

There are no assurances we will be able to fully implement our business plan. In that event, our ability to continue as a going concern would be in jeopardy.

The success of our business plan depends on our ability to identify and close acquisitions of short-line railroads. While we believe our management’s experience in our business provides a benefit to us in the identification, structure and closing of these proposed transactions, we will need to raise significant additional capital to fund the transactions. As we are a small company with a limited history of operations, our abilities to access the necessary capital are limited. If we are unable to fully implement our business plan, it is likely that our stockholders will lose their entire investment in our company.

If we are unable to attract and retain sufficient personnel, our ability to operate and grow our company will be in jeopardy.

We will be required to hire and retain skilled employees at all levels of our operations in a market where such qualified employees are in high demand and are subject to receiving competing offers. We believe that there is, and will continue to be, intense competition for qualified personnel in our industry, and there is no assurance that we will be able to attract or retain the personnel necessary for the management and development of our business. Turnover can also create distractions as we search for replacement personnel, which may result in significant recruiting, relocation, training and other costs, and can cause operational inefficiencies as replacement personnel become familiar with our business and operations. The inability to attract or retain employees currently or in the future may have a material adverse effect on our business, financial condition and results of operations.

Any potential future acquisitions may subject us to significant risks, any of which may harm our business.

Our long-term strategy includes identifying and acquiring companies in our industry with operations that compliment ours. Acquisitions would involve a number of risks and present financial, managerial and operational challenges, including:

●	diversion of management attention from running our existing business,
●	increased expenses including legal, administrative and compensation expenses related to newly hired employees,
●	increased costs to integrate the technology, personnel, customer base and business practices of the acquired company with our own,
●	potential exposure to material liabilities not discovered in the due diligence process,
●	potential adverse effects on our reported operating results due to possible write-down of goodwill and other intangible assets associated with acquisitions, and
●	acquisition financing may not be available on reasonable terms or at all.

Any acquired business, technology, service or product may significantly under-perform relative to our expectations, and we may not achieve the benefits we expect from our acquisitions. For all these reasons, our pursuit of an acquisition may cause our actual results to differ materially from those anticipated.

Our management has limited experience in operating a public company.

Our executive officers and directors have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage to us in that it is likely that an increasing amount of their time will be devoted to these activities which will result in less time being devoted to the management and growth of our company. It is possible that we will be required to expand our employee base and hire additional employees, such as a chief financial officer experienced in public company financial reporting, to support our operations as a public company which will increase our operating costs in future periods.

We have not assessed the effectiveness of our disclosure controls and procedures or our internal control over financial reporting and there are no assurances either of these are effective. If there is a material weakness in either, there are no assurances that our financial statements will not contain errors which could require us to restate our financial statements.

Following the effectiveness of the registration statement of which this prospectus is part, we will be required to maintain “disclosure controls and procedures” as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934 and thereafter to report on a quarterly basis, in our quarterly and annual reports which we will file the SEC, our management’s conclusion regarding the effectiveness of our disclosure controls and procedures. In addition, in our annual report for 2014 we will also become subject to SEC rules which will require us to include a report of our management in our annual report on the effectiveness of internal control over financial reporting. However, as we will in all likelihood be a smaller reporting company when we are first required to provide this report, we will be exempt from the auditor attestation requirements concerning our report at the time the first report is issued, and will remain exempt from those attestation requirements so long as we remain a smaller reporting company.

As we are not presently subject to these rules, our management has not conducted an assessment of the sufficiency of our disclosure controls and procedures for any period nor have we begun evaluating our internal control systems in order to allow our management to report on our internal control over financial reporting. Once our management undertakes these assessments and evaluations, there are no assurances our management will conclude that either our disclosure controls and procedures and/or our internal control over financial reporting are effective, and that there are not significant deficiencies and/or material weaknesses in either or both. A material weakness is a deficiency, or a combination of deficiencies, so that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. A significant deficiency is a deficiency, or a combination of deficiencies, that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of our financial reporting. In the event we identify significant deficiencies and/or material weaknesses in our disclosure controls and procedures and/or our internal control over financial reporting, there are no assurances that our financial statements will not contain one or more errors which will require us to restate those financial statements. If we cannot remediate these significant deficiencies and/or material weaknesses in a timely manner, or if we are required to restate our financial statements, investors and others may lose confidence in the reliability of our financial statements which would adversely impact our ability to grow our company.

Risks Related to this Offering

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934 that will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although, the costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys, we presently estimate these additional fees will initially be approximately $75,000 per year. As our company grows, we expect these fees and expenses to increase as our accounting becomes more complicated and our need for legal services increases, however, we are not able at this time to quantify the amount of this expected increase. The incurrence of such additional costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

The market for our common stock is extremely limited and sporadic.

Our common stock is quoted on the OTC Pink tier of the OTC Markets under the symbol “CRCX”. The market for our common stock is extremely limited and sporadic and the last trade for our common stock was on September 3, 2014. Trading in stock quoted on the OTC Markets is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Market is not a stock exchange, and trading of securities in the OTC Markets is often more sporadic than the trading of securities listed on a stock exchange such as Nasdaq or the NYSE MKT. Accordingly, stockholders may have difficulty reselling any of their shares.

The tradability of our common stock is limited under the penny stock regulations which may cause the holders of our common stock difficulty should they wish to sell the shares.

Because the quoted price of our common stock is less than $5.00 per share and we do not meet certain other exemptions, our common stock is considered a “penny stock,” and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction. SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities and this limited liquidity will make it more difficult for an investor to sell his shares of our common stock in the secondary market should the investor wish to liquidate the investment. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our Certificate of Incorporation allows us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

The ability of our principal stockholders, including our CEO, to control our business may limit or eliminate minority stockholders’ ability to influence corporate affairs.

Our principal holder of our common stock and the holders, including our CEO, of our Series A preferred stock, which votes on an “as-converted” basis together with shares of our common stock as a single class, have approximately 89.2% voting control. Because of their stock ownership, they are in a position to significantly influence membership of our board of directors, as well as all other matters requiring stockholder approval. The interests of our principal stockholders may differ from the interests of other stockholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of other officers and directors and other business decisions. The minority stockholders have no way of overriding decisions made by our principal stockholders. This level of control may also have an adverse impact on the market value of our shares because our principal stockholders may institute or undertake transactions, policies or programs that result in losses may not take any steps to increase our visibility in the financial community and / or may sell sufficient numbers of shares to significantly decrease our price per share.

The conversion of our outstanding Series A preferred stock would result in the issuance of an additional 56,400,000 shares of common shares. Accordingly such “market overhang” could adversely impact the market price of our common stock.

We have 600,000 shares of Series A preferred stock outstanding, the majority of which are held by our Chairman, CEO and CFO and a second principal stockholder, which can be presently converted into 59.9% of the total common shares of common stock following conversion. The conversion of the shares of Series A preferred stock into common stock will be dilutive to our existing stockholders.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as the rules enacted by the SEC, the stock exchanges, including the New York Stock Exchange, NYSE MKT and the Nasdaq Stock Market require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges. Our common stock is quoted in the over the counter market and we are not presently required to comply with many of the corporate governance provisions. Because we chose to avoid incurring the substantial additional costs associated with voluntary compliance, we have not yet adopted these measures.

We do not currently have independent audit or compensation committees. As a result, directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations as a result thereof.

We are an “emerging growth company” under the Jobs Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 , or the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result of this election, our financial statements may not be comparable to other companies that comply with the effective dates of certain accounting standards for public companies. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile, should a market for our stock develop of which there are no assurances.

Our status as an “emerging growth company” under the Jobs Act of 2012 may make it more difficult to raise additional capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

CERTAIN IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

As a company with less than $1 billion in revenue in our last fiscal year, we are defined as an “emerging growth company” under the JOBS Act. We will remain an “emerging growth company” under the JOBS Act until the earliest to occur of:

•	the last day of the fiscal year during which our total annual gross revenues equal or exceed $1 billion (subject to adjustment for inflation),
•	the last day of the fiscal year following the fifth anniversary of our the completion of this offering,
•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt, or
•	the date on which we are deemed a large accelerated filer under the Securities Exchange Act of 1934.

As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. For so long as we remain an emerging growth company we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;
•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, such as an auditor discussion and analysis;

•	submit certain executive compensation matters to shareholder non-binding advisory votes;
•	submit for shareholder approval golden parachute payments not previously approved;
•

disclose certain executive compensation related items such as the correlation between executive compensation and financial performance and comparisons of the chief executive officer’s compensation to median employee compensation, when such disclosure requirements are adopted; and

•

present more than two years of audited financial statements and two years of selected financial data in this prospectus, instead of the customary three years for audited financial statements and five years for selected financial data.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. An emerging growth company may delay the adoption of these new or revised accounting standards until those standards apply to private companies and we have chosen to take advantage of this extended transition period. Section 107 of the JOBS Act provides that our decision to opt in to the extended transition period for complying with new or revised accounting standards is irrevocable.

We are also a “smaller reporting company” under the Securities Exchange Act of 1934. Some of the foregoing reduced disclosure and other requirements are also available to us because we are a smaller reporting company and may continue to be available to us even after we are no longer an emerging growth company under the JOBS Act but remain a smaller reporting company under the Securities Exchange Act of 1934. As a smaller reporting company we are not required to:

•

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; and

•

present more than two years of audited financial statements in our registration statements and our annual reports on Form 10-K and present any selected financial data in such registration statements and annual reports

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Various statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived from utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to:

•	our ability to continue as a going concern,
•	our history of losses which we expect to continue,
•	the significant amount of liabilities due related parties,
•	our ability to raise sufficient capital to fund our company,
•	our ability to integrate acquisitions and the operations of acquired companies,
•	the limited experience of our management in the operations of a public company,
•	potential weaknesses in our internal control over financial reporting,
•	increased costs associated with reporting obligations as a public company,
•	a limited market for our common stock and limitations resulting from our common stock being designated as a penny stock,
•	the ability of our board of directors to issue preferred stock without the consent of our stockholders,
•	our management controls the voting of our outstanding securities,
•	the conversion of shares of Series A preferred stock will be very dilutive to our existing common stockholders, and
•	risks associated with our status as an emerging growth company.

Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in “Risk Factors.” Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholders.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2014. The table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

June 30, 2014
(unaudited)
Long term liabilities	$0
Series A Preferred Stock, $0.001 par value, 1,000,000 shares authorized, 600,000 shares outstanding	600
Common stock, $0.001 par value, 750,000,000 shares authorized, 37,772,068 shares outstanding	37,772
Additional paid-in capital	3,561,657
Accumulated deficit	(4,453,301)
Total stockholders' deficit	$(853,272)
Total capitalization	$(853,272)

SELLING STOCKHOLDERS

At September 3, 2014 we had 37,887,244 shares of our common stock issued and outstanding. This prospectus relates to periodic offers and sales of up to 7,219,688 shares of our outstanding common stock by the selling stockholders listed below, including 1,855,052 shares owned by our executive officers, directors and their affiliates.

•	2,338,222 shares of our common stock which were sold in private offerings between March 2013 and January 2014, at offering prices ranging from $0.05 to $0.45 per share,
•	1,220,000 shares of our common stock issued to related parties upon the conversion of debt, and 3,661,466 shares of our common stock issued pursuant to the June 2013 agreement with TBG.

We are registering the shares to permit the selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest to, from time to time, sell any or all of their shares of common stock in the over the counter market, on any stock exchange, market or trading facility on which the shares are traded or in private transactions when and as they deem appropriate in the manner described in the “Plan of Distribution.”

The following table sets forth, as of the date of this prospectus,

•	the name of each selling stockholder,
•	the number and percentage of shares of our common stock beneficially owned by each selling stockholder prior to the offering for resale of the shares under this prospectus,
•	the number of shares of our common stock beneficially owned by each selling stockholder that may be offered from time to time under this prospectus, and
•

the number and percentage of shares of our common stock beneficially owned by the selling stockholder after the offering of the shares (assuming all of the offered shares are sold by the selling stockholder).

Beneficial ownership is determined in accordance with the rules of the SEC, and includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

Information on beneficial ownership of securities is based upon a record list of our stockholders. We may amend or supplement this prospectus from time to time to update the disclosure set forth in this prospectus. All of the securities owned by the selling stockholders may be offered hereby. Because the selling stockholders may sell some or all of the securities owned by them, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the securities, no estimate can be given as to the number of securities that will be held by the selling stockholders upon termination of any offering made hereby.

Name of Selling Stockholder	Number of Shares Owned	Shares to be offered	Shares to be owned after offering	Percentage to be owned after offering

Dan Calitri	350,706	350,706	0	—
Robert Crawford	679,518	679,518	0	—
Brad Britton	342,513	342,513	0	—
Equity Trust Company Custodian FBO Michael A. Felice IRA (8)	82,203	82,203	0	—
Joseph Kowalski (13)	20,551	20,551	0	—
Roger Maechtlen TTEE Roger Maechtlen Family Trust (9)	117,126	117,126	0	—
Roger Maechtlen TTEE Roger Maechtlen Sub Trust (10)	17,125	17,125	0	—
IRA Services Trust Company Custodian FBO Joseph Kowalski (11)	120,551	120,551	0	—
Brian Kelly	282,203	282,203	0	—
Katherine Klingeman and Brad Klingeman, JTTEN	5,480	5,480	0	—
Harrison Holdings LLC (1)	1,096,041	1,096,041	0	—
John H. Marino, Sr. TTEE JMH Living Trust (14)	68,503	68,503	0	—
Patricia E. Marino (15)	5,480	5,480	0	—
Phillip Wingen	168,503	168,503	0	—
Jonathan C. Truitt	39,401	39,401	0	—
Conalew, a Michigan partnership (2)	41,102	41,102	0	—
Sarah Cassidy and Paul Cassidy, JTTEN	2,740	2,740	0	—
Ernie Berezowski	6,850	6,850	0	—
Laurence I. Coe TTEE Laurence I. Coe Trust (16)	2,377,028	685,028	0	—
Paul C. Werschler	13,701	13,701	0	—
Herbert Blachley Custodian for Joseph Norman under UTMA	17,126	17,126	0	—
Michael Wellikoff	137,005	137,005	0	—
Keith Jennings	30,000	30,000	0	—
Devesh Pathak	70,000	70,000	0	—
Richard McNeil	12,000	12,000	0	—
Bernie Sisk	500,000	500,000	0	—
H. Eugene Swantz TTEE Swantz Trust A	20,000	20,000	0	—
Gertrude Gardner Inc. (12).	30,000	30,000	0	—
Glenn M. Gardner, Jr.	30,000	30,000	0	—
Phillip Winstead	125,000	125,000	0	—
Ronald C. Holmes and Teresita Concepcion JTTEN	40,000	40,000	0	—
Wilfred C. Goetten	20,000	20,000	0	—
David K. Nieboer	20,000	20,000	0	—
Charles F. Gilmer and Jean M. Gilmer, JTWROS	10,000	10,000	0	—
Adam Preece	40,000	40,000	0	—
Lance Veolitz	15,000	15,000	0	—
Mark Livingston	20,000	20,000	0	—
A. William Pollman	10,000	10,000	0	—
Ned Siegel	20,000	20,000	0	—
Su Karma S.A. Ltd. (3)	20,000	20,000	0	—
Capital Advisory International, Inc. (4)	1,250,860	1,200,000	50,860	≤1%
Joyce C. Zimmerman and Henry A. Litwin JTWROS	20,000	20,000	0	—
Dean Victor and Cheryl Victor JTTEN	250,000	250,000	0	—
Emile Wanich and Rhoda Wanich TTEEs Wanich Family Trust	386,010	386,010	0	—
Le Com Enterprises, Inc. (7)	10,000	10,000	0	—
Kaela I. Landry	22,222	22,222	0	—
Total		7,219,688

———————

(1)

Voting and dispositive control of these shares is held by John H. Marino, Jr. Mr. Marino, Jr. is an executive officer and director of our company.

(2)

Voting and dispositive control of these shares is held by David Watkins.

(3)

Voting and dispositive control of these shares is held by Steven Sperber.

(4)

Voting and dispositive control of these shares is held by Hamon Fytton and excludes 100 shares of our common stock owned by Mr. Fytton. Mr. Fytton was formerly an executive officer and director of our company.

(5)

[INTENTIONALLY OMITTED].

(6)

[INTENTIONALLY OMITTED].

(7)

Voting and dispositive control of these shares is held by Norman Leja.

(8)

Michael A. Felice holds voting and dispositive control over securities owned by the Equity Trust Company Custodian FBO Michael A. Felice IRA

(9)

Excludes securities owned of record by the Roger Maechtlen Sub Trust. See footnote 10.

(10)

Excludes securities owned of record by the Roger Maechtlen Family Trust. See footnote 9.

(11)

Joseph Kowalski holds voting and dispositive control over securities held of record by the IRA Services Trust Company Custodian FBO Joseph Kowalski. Excludes securities owned individually by Mr. Kowalski. See footnote 13.

(12)

Glenn M. Gardner, President holds voting and dispositive control over securities held of record by Gertrude Gardner, Inc., a Louisiana corporation.

(13)

Excludes securities held of record by IRA Services Trust Company Custodian FBO Joseph Kowalski. See footnote 11.

(14)

Mr. Marino, Sr. is a member of our board of directors. Excludes securities held of record by his wife. See footnote 15.

(15)

Mrs. Patricia E. Marino is the wife of John H. Marino, Sr., a member of our board of directors. Excludes securities held of record by her husband. See footnote 14.

(16)

The number of shares of common stock owned includes 1,692,000 shares of our common stock underlying 18,000 shares of Series A preferred stock owned by Mr. Coe. The number of shares offered includes shares of our common stock which are presently outstanding. Mr. Coe provided certain advisory and consulting services to us under the terms of the June 2013 agreement with TBG Holdings Corporation as described later in this prospectus.

None of the selling stockholders are broker-dealers or affiliates of broker-dealers. None of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described previously in this section. We have agreed to pay full costs and expenses, incentives to the issuance, offer, sale and delivery of the shares, including all fees and expenses in preparing, filing and printing the registration statement and prospectus and related exhibits, amendments and supplements thereto and mailing of those items. We will not pay selling commissions and expenses associated with any sale by the selling stockholders.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of our common stock may be offered and sold by selling stockholders at a fixed price of $1.00 per share until our common stock is quoted on either the OTC Bulletin Board or the OTCQX or OTCQB tiers of the OTC Markets and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market.  There can be no assurances that a market maker will agree to file the necessary documents with FINRA which operates the OTC Bulletin Board to secure a quotation of our common stock on the OTC Bulletin Board nor can there be any assurance that such an application for quotation will be approved.  In the alternative, should we seek to obtain a quotation of our common stock on either the OTCQX or OTCQB tiers of the OTC Market, there also can be no assurances that the OTC Markets will approve such quotation application.

The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	to cover short sales made after the date that this registration statement is declared effective by the SEC;
•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an option exchange or otherwise;
•	any other method permitted pursuant to applicable law; and
•	a combination of any such methods of sale.

The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933 if available, rather than under this prospectus.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Broker-dealers engaged by the selling stockholders may arrange for broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Upon a selling stockholder’s notification to us that any material arrangement has been entered into with a broker-dealer for the sale of such stockholder’s common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933 disclosing:

•	the name of each such selling stockholder and of the participating broker-dealer(s),
•	the number of shares involved,
•	the price at which such shares of common stock were sold,
•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,
•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and
•	other facts material to the transaction.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the donees, assignees, transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed any necessary supplements to this prospectus under Rule 424(b), or other applicable provisions of the Securities Act of 1933 supplementing or amending the list of selling stockholders to include such donee, assignee, transferee, pledgee, or other successor-in-interest as a selling stockholder under this prospectus.

Certain of the selling stockholders are, given their affiliation with our company, deemed to be “underwriters” within the meaning of the Securities Act of 1933 with respect to the offering of shares contemplated by this prospectus. Moreover, the affiliate Selling stockholders, including Harrison Holdings LLC, John H. Marino Sr. TTEE JHM Living Trust and Patricia E. Marino are, given their affiliation with our company, deemed to be “underwriters” within the meaning of the Securities Act of 1933 with respect to the offering of shares contemplated by this prospectus. Harrison Holdings LLC is an entity controlled by John H. Marino, Jr. who is an executive officer and director of our company. Mr. Marino, Sr. is also an executive officer and director of his company and Patricia E. Marino is his spouse. Moreover, the non-affiliate selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such persons and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of the shares of common stock will be paid by the selling stockholder and/or the purchasers. Each selling stockholder has represented and warranted to us that he, she or it acquired the securities subject to this registration statement for his/her own account for investment and not for the benefit of any other person and not with a view to distribute or sell in violation of the Securities Act of 1933 or any state securities laws or rules and regulations promulgated thereunder. At the time each selling stockholder acquired his, her or its respective shares, such selling stockholder was not a party to an agreement or understanding to distribute the shares, directly or indirectly.

If a selling stockholder uses this prospectus for any sale of the common stock, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act of 1933. The selling stockholders will also be responsible to comply with the applicable provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under this registration statement. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the selling security holders or any other such person. Any selling stockholder who is deemed an affiliated purchaser or distribution participant within the meaning of Regulation M will not be permitted to engage in short sales of common stock. Further, under Regulation M, persons engaged in distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

BUSINESS

Overview

We are a freight rail transportation holding company. Our operations will be conducted through two divisions:

•	railroad freight division, and
•	rail rolling stock leasing division.

Our railroad freight division plans to acquire strategic short line and regional freight railroads, initially with revenues in the range of $2 million to $10 million annually. Post-acquisitions, we expect to grow the acquired railroads’ revenue and income base through innovative and efficient operations, combined with strategic marketing initiatives. These expectations, however, are highly anticipatory in nature, are subject to a number of assumptions and may not be achievable by us. After an initial platform has been established, we expect to seek to acquire railroads with much larger scale.

We expect that our rail rolling stock leasing division will pursue acquisitions of existing rail car and locomotive leasing companies and/or directly purchase rolling stock for lease to our freight railroads as well as third party rail customers. Our rail rolling stock leasing division will seek to acquire rail-related service companies to partner with our freight railroad operations. These rail-related service companies include railroad equipment, maintenance, supply, parts, repair, manufacturing and construction firms.

We also expect to provide management and advisory services to rail entities in matters involving transportation and logistics, marketing, engineering, finance and regulatory matters. These services will be provided through our Continental Rail Holdings subsidiary.

In pursuit of our business plan, in July 2013 we acquired TMS, a company which provides railroad consulting services. The principal of TMS was John H. Marino, Jr., who currently is an executive officer and director of our company. TMS offers a wide variety of consulting services for operational areas of a short line railroad, including railroad operations, railroad real estate and maintenance of way. During 2013 TMS consulted with an industrial customer regarding its desire to reactive an abandoned railroad. Following its acquisition, we have integrated TMS into our Continental Rail Holdings subsidiary, which is our railroad freight division.

We are in the early stages of implementing our business model and we presently do not own any short line or regional freight railroads or any rolling stock or locomotives for lease to railroads. To date, our operational efforts have included identifying acquisition targets, early stage discussion with these targets, establishing a relationship with a financing source and equity capital raising activities. We have also focused our efforts on securing management contracts which will permit us to generate revenues without the need to raise capital to acquire railroads or rolling stock. We are currently in late stage discussions with an entity which is negotiating the purchase of a fleet of rail cars for which we would provide management services. If we are successful in securing this contract, we would not need to raise capital to fulfill our obligations, other than to bridge certain initial costs until we begin receiving revenues under it, and this contract would permit us to begin immediately generating revenues. Based upon the status of the negotiations, we expect to enter into this contract during the first or second quarters of 2015. There are no assurances, however, that we will be successful in these efforts.

In order to acquire railroads and rolling stock, we will need to raise significant capital. Our current activities with respect to capital raise are focused on institutional lenders, funds and banks that can assist in providing the necessary funding for the acquisition of short line railroads. Additional efforts have been made to obtain funding for the leasing of rail cars though financial institutions that specialize in this type of funding.

As described later in this prospectus under “Certain Relationships and Related Transactions,” in June 2013 we engaged TBG to provide business advisory services, manage and direct our public relations, provide recruiting services, develop and maintain material for market makers and investment bankers, provide general administrative services, including accounting, finance and compliance services, and respond to incoming investor relations calls. Mr. Hart also serves as our Chief Financial Officer under the terms of the agreement. Under this agreement, we paid TBG a first month’s fee of $25,000 and thereafter a monthly fee of $10,000, and issued it 31,000,000 shares of our common stock valued at $31,000.

Our industry

NOTES ON REFERENCES CONTAINED IN THIS SECTION: THIS SECTION CONTAINS MANY STATISTICAL REFERENCES, EACH ONE CITES THE SPECIFIC SOURCE AND DATE OF PUBLICATION. DUE TO THE NATURE OF THE US RAILROAD INDUSTRY SOME OF THESE REFERENCES CONTAIN INFORMATION UPDATED ON AN ANNUAL OR AS NEEDED BASIS. THE AMERICAN ASSOCIATION OF RAILROADS (AAR.ORG) IS THE PRIMARY SOURCE FOR THESE STATISTICS AND PUBLISHES A VARIETY OF REPORTS. IN EACH CASE THE MOST RECENT VERSION OF THESE PUBLICATIONS HAS BEEN USED. DESPITE THIS, SOME OF THE REFERENCED DATES MAY APPEAR NOT TO BE CURRENT, THEY ARE HOWEVER THE CURRENT PUBLICLY AVAILABLE REFERENCES AVAILABLE FROM THESE SOURCES.

Rail Freight division

According to the “Rail Time Indicators” published in December 2012 by the Association of American Railroads (AAR), railroads represent the largest mode of freight transportation in the U.S., comprising over 42% of total revenue ton-miles in 2012. North America’s major freight railroads are in the midst of a building boom. Unlike trucks, trains do not compete on congested highways, nor do railroads depend on strapped governments to maintain infrastructure. There are no assurances this expansion will continue. Freight railroads are at or near the top among all major U.S. industries in terms of capital intensity. From 1980 to 2006, Class I railroads spent more than $370 billion – more than $0.40 out of every revenue dollar – on capital expenditures and maintenance expenses related to infrastructure and equipment.

According to the AAR, in 2012 there were 574 railroads in the United States operating over 138,500 miles of track. The Surface Transportation Board, or STB, classifies railroads operating in the United States into one of three categories, Class I, regional and local, based on the amount of an individual railroad's operating revenues. The following table provides information from AAR on certain statistics for the three types of railroads operating in the U.S.:

Source: Overview of America’s Freight Railroads – Association of American Railroads – April 2014.

Association of American Railroads - Overview of America’s Freight Railroads (April 2014)

As of 2012, there were seven Class I railroads in the U.S, which are railroads with annual operating revenues in excess of $433.2 million. According to AAR’s Class 1 Railroad Statistics published on July 9, 2013, in 2012 Class I railroads comprised 1% percent of all the freight railroads but account for 67% of the industry’s mileage operated, 90% of its employees and 93%t of its freight revenue. Class I railroads typically concentrate on long-haul, high density intercity traffic lanes.

Regional railroads are line haul railroads with at least 350 route-miles, often operate in several states, and generate revenue of between $33.7 million and the Class I threshold, $398.7 million. The primary function of these smaller railroads is to provide local service to rail customers and communities not located on the Class I networks. Regional and short line railroads operated approximately 43,000 miles of track in the United States in 2012 according to AAR’s Class 1 Railroad Statistics published on July 9, 2013. In 2012, there were 33 regional railroads in the United States.

Short line railroads generally provide point-to-point service over short distances and most operate between 10 to 100 track miles in a single state. This classification also includes switching and terminal railroads, which provide local switching and terminal services. Local line haul carriers, which are often referred to as short line railroads, operate less than 350 miles and generate less than $33.7 million in revenue per year. In 2012 this classification totaled 539 railroads.

The short line railroad industry was primarily spurred by the passage of the Staggers Rail Act of 1980, which we refer to as the Staggers Act. This act deregulated the railroad industry and allowed Class I railroads to divest under-performing assets. Since 1980, according to the AAR, the number of short line and regional railroads grew from 200 to 534 today. There are no assurances, however, that this growth will continue in future periods. Short line and regional railroads are an important component of the railroad industry, accounting for $3.7 billion, or 7%, of the industry’s revenue in 2012. According to the AAR, these railroads serve the function as a “feeder” service to the Class I railroads and garner a larger portion of the freight weight on a per mile basis.

According to the AAR, the short line/regional railroad industry generated about $3.7 billion in revenue in 2012. The short line industry is mature and is expected to grow at 3.7% to $4.4 billion over the next five years. The industry has a very fragmented nature, which causes many rairoads to be heavily dependent on transporting a limited number of commodities. This is subect to market fluctuation that are beyond the railroads’ control. Organic growth depends on the different mix of products that are transported by any specific railroad.

Economic drivers and trends include which we believe favorably impact short line railroads include:

•	Through 2017 U.S. gross domestic product, or GDP, is expected to grow at an annualized rate of 2.1% according to the AAR, which we believe will benefit the railroad industry;

•

Recent forecasts reported by the Federal Highway Administration found that total U.S. freight shipments will rise from an estimated 17.6 billion tons in 2011, to 28.5 billion tons in 2040, which is a 62% increase; and

•

We believe that the lack of public funds to build new highway infrastructure to meet growing transportation demands will put increaed pressure on the public highway system, with trucking becoming a less viable and cost effective option for transportation. Furthermore, freight railroads significantly alleviate highway congestion; one rail car carries the equivalent of four truckloads of freight, thus a 100-car unit train takes 400 trucks off the highway. Each year short line railroads take the equivalent of nearly 22 million truck loads off the highways. According to the AAR, diverting those truckloads from the highway saves the country over $1.4 billion annually in reapair costs.

There are no assurances, however, that these projected growth rates will be achieved.

In additon to the foregoing, we believe the following market trends will also benefit our company:

•

the railroad industry is upgrading to freight cars with greater carrying capacities up to 286,000 pounds versus 263,000 pounds. Short line railroads typically have lighter rail and marginal line and bridge conditions. Due to the high cost of the infrastructure upgrades, such as track and bridge upgrades, estimated by the AAR at $7 billion, and little resources to undertake major upgrades, many short lines have not invested in these upgrades;

•

while fuel consumption and efficiency have a strong impact on the entire transportation industry, rising fuel costs have had less of an impact on the railroad industry as compared to other modes of transportation. Railroads are four times more fuel efficient than trucking, and can move about 455 ton-miles per gallon compared to trucking, which moves only about 105 ton-miles per gallon. Greenhouse gas emissions are directly related to fuel consumption which means moving freight by rail instead of truck lowers greenhouse gas emissions by about 75%. In addition, the fuel efficiency of railroads improved 99% since 1980.

Freight Rail Fuel Efficiency
(ton-miles per gallon)
% Increase
1980-2013 101%
1990-2013 42%
2000-2013 19%
235
282
332
375
396
414
473
1980
1985
1990
1995
2000
2005
2013
Source: Association of American Railroads

Source: The Environmental Benefits of Moving freight by Rail – Association of American Railroads – April 2014

•

railroads are well positioned to adapt to increasing environmental regulations. The U.S. Environmental Protection Agency (EPA) estimates that for every ton-mile, railroads emit roughly three to 12 times less pollutants per ton-mile than trucks;

•

the use of railroads provides a cost advantage over trucks, with U.S. freight rail rates being nearly 45% lower in 2011 than what they were in 1981, according to the Association of American Railroads. This means the average rail customer today can ship nearly twice as much freight as it could for the same price it paid nearly 30 years ago. Also, the average rail rates have fallen for commodities across the industrial spectrum.

Average Inflation-Adjusted U.S. Freight Railroad Rates Are Nearly Half What They Were in 1981*

7.5¢
7.0¢
6.5¢
6.0¢
5.5¢
5.0¢
4.5¢
4.0¢
3.5¢
3.0¢
2.5¢
2.0¢
1.5¢
Even after recent increases, average U.S. rail rates* are down 42% since the Staggers Act restored reasonable balance to railroad regulation.
'81
'85
'89
'93
'97
'01
05
'09
'13

*Class I revenue per ton-mile, average all commodities. Source: AAR

Source: The Cost Effectiveness of America’s Freight Railroads – Association of American Railroads – April 2014.

Source: The Cost Effectiveness of America’s Freight Railroads – Association of American Railroads – April 2014.

Average U.S. freight rail rates today are the lowest in the world, and less than half the rates of most major European countries.

Source: The Cost Effectiveness of America’s Freight Railroads – Association of American Railroads – April 2014.

Rail earnings have steadily increased in the past 10 years, spurred by reinvestment into rails, which pay for capacity and service improvements for the future. The improvements strengthen the effectiveness and efficiency in the industry and in turn, will continue to drive profitability.

Source: The Cost Effectiveness of America’s Freight Railroads – Association of American Railroads – April 2014.

Railroads have safety advantages over other modes of transportation. According to the AAR, the rate of hazmat, or hazardous materials, release per ton-mile for railroads is less than 1/10th that of trucking. Additionally, America’s railroads currently have lower employee injury rates than most other major industries.

Source: Railroads: Moving America Safely – Association of American Railroads – July 2014.

Capital expenditures are generally lower for the short line railroads as compared to Class I railroads. Class I railroads usually operate at high speeds and run more frequent trains which carry heavier loads, thereby requiring higher power locomotives that cost approximately $3 million each. On the other hand, locomotives used by short line railroads often cost between $200,000 and $400,000. Also, rail and ties wear out slower for short line railroads, due to their lower operating speeds, lighter loads, and less frequent trains on their lines.

The smaller size of short line and regional railroads allow these railroads to work one-on-one with customers and provide a more customized customer service. We believe this allows decisions affecting both cost and revenue to be made at the local level, where tradeoff issues are best understood.

Rail rolling stock leasing division

Market supply of and demand for railroad equipment has been, and will continue to be, influenced by a variety of regulatory, economic and technological factors. Since freight cars and locomotives typically have economic useful lives of 30 to 40 years, many of the trends and events that have the greatest influence on current supply and demand conditions were set in motion decades ago, and more recent developments will likely have an influence on rail equipment values for years to come. Historically, the railroad industry has not been known for rapid changes. One basic characteristic of the railroad equipment marketplace that may be viewed as favorable is that, other than increases in volume and weight carrying capacities, the basic designs of most general service rail car types have not changed dramatically in over 50 years. While equipment markets may be somewhat cyclical, changes in market conditions are typically not caused by frequent and/or dramatic technological advances.

Today, according to the AAR there are an estimated 1.2 million rail freight cars in the U.S. fleet – 792,000 are owned by rail car companies and shippers; 364,000 owned by Class I railroad; and 90,500 owned by small railroads. The general financial and operating health of the railroad industry is an important factor in evaluating conditions in the rail equipment market. After all, not only do the railroads own freight cars and locomotives, they are customers of many of the operating leasing companies and they move freight in rail cars that are owned by shippers and leasing companies. The Class I railroads’ financial performance has improved dramatically since the Staggers Act was passed in 1980. While traffic volumes declined during the great recession, their financial performance since mid-2010 has been excellent.

Some of the improvement in the railroad industry’s financial performance is attributed to the fact that the major Class I railroads have succeeded in shifting a large portion of the cost associated with equipment ownership to shippers, operating leasing companies and private fleet owners. The number of general service rail cars owned by operating lessors such as GE Capital, Rail Services, First Union Rail, the CIT Group, Trinity Industries Leasing Company, and specialty rail cars owned by lessors such as TTX, GATX Corporation, Union Tank Car Company, and ARL, has increased dramatically since the mid-1980s based upon information from the AAR, however, there are no assurances this growth will continue.

In addition, shippers of many commodities, especially chemicals producers and petroleum refiners that own and/or lease large fleets of specialty rail cars, have sought to match cars of a specific size and configuration with the characteristics of individual commodities transported by rail. Virtually all of these specialty rail cars, primarily tank cars and covered hopper cars, are now owned by operating leasing companies and shippers. Over the past 20 years, the AAR cites demand for these specialty rail cars has increased at a greater rate than traffic volumes in these commodity sectors. There is no assurance, however, that this growth will continue.

As a result, freight car ownership statistics show a significant shift from the major rail carriers to private fleet operators, primarily leasing companies and shippers. According to the AAR, as recently as 1975 the Class I railroads owned approximately 80% of the rail freight rail cars in active service; however, by 1994 that number declined to less than 50%. As of January 1, 2012, less than 38% of all rail cars in the North American fleet are owned and controlled by railroads. It should also be noted that many of the railroad-owned freight cars currently in active service were acquired under finance leases, and that legal ownership resides with the financial institution/lessor of the equipment rather than with the railroad/lessee.

The determination of remaining economic useful life is a key component in any valuation analysis or assessment of equipment supply and demand. Under AAR Interchange Rules, freight cars built new after July 1, 1974, can be interchanged freely between railroads for a period of up to 50 years. Rail cars built new between January 1, 1964, and June 30, 1974, are limited to an interchange life of up to 40 years unless they have been qualified for “extended life” under current AAR rules, which may allow operation in interchange service of up to 50 years. More recently, the AAR has issued mechanical guidelines for the extension of life of some rail cars to as long as 65 years.

The use of mechanically sound rail cars in interchange service that are as old as 50 or even 65 years of age may be allowable; however, as a practical matter, relatively few rail cars will be marketable beyond 40 to 48 years of age. It should be emphasized that factors other than regulatory limitations have a significant bearing on the use and market acceptance of rail cars in revenue service. Any discussion of economic useful life must be tempered by a variety of factors which effectively reduce rail car lives in industry practice to less than 40, 50 or 65 years of service life. Factors such as shipper acceptance criteria, service characteristics, car type profitability and technological obsolescence play significant roles in the determination of useful life. In addition to those factors, fleet owners and operators must continually evaluate the economic realities of justifying even routine maintenance costs on any aging rail car which has limited remaining regulatory life and/or limited earning capability.

Locomotives are not subject to the same service life restrictions as rail cars as set forth by the Association of American Railroads, or AAR, and the Federal Railroad Administration, or FRA, regulations and as a result many first generation diesel electric locomotives, a significant number of which were built in the 1950’s, continue to be operated in revenue service. It should be emphasized, however, that the owners of these locomotives must make a concerted effort to maintain their equipment by replacing worn or failed components on a regular basis. While it is not uncommon for regional and short line railroads to operate four-axle, low and medium horsepower locomotives in revenue service for 40 years or longer, Class I railroads have found that older vintage units become uneconomic to operate as maintenance costs and the frequency of failures increase.

It is assumed that at the end of the economic useful life of any rail car or locomotive, the owner will face a decision to either rebuild or otherwise invest in a major up-grade of the equipment or retire the car or locomotive from active service. One factor that has had a major influence on equipment owners’ decisions is the value of salvage and scrap. Historically, scrap prices have been relatively volatile, but the general trend over the past seven years, 2003 to 2009, has clearly been up. Since early 2004, the #1 Heavy Melt Scrap Steel price has increased from approximately $200 per ton to approximately $420 per ton in late 2011.  While there is no question that the historically high level of scrap and salvage values in recent years has had an influence on rail car and locomotive owner’s retirement decisions, the continued escalation in the price of #1 Heavy Metal Scrap Steel may not continue. Until some sustained decline in the general trend of scrap metal prices becomes evident, estimated values of retirement-age rail cars and locomotives will likely be supported at relatively high levels.

Our business strategy

Our goal will be to provide customers with a total suite of transportation services focused on exceptional customer service, safe rail operations, tailored transportation solutions, professional and reliable service, and strong partnerships with the communities we serve.

Our rail freight division will seek to acquire short line and regional freight railroad acquisitions in North America. Subject to the availability of sufficient capital, we plan to make two to four acquisitions per year during our first five years of operation. With over 560 short line and regional railroads in the U.S., we believe that there are significant opportunities to acquire attractive rail properties from Class I railroads, industrial corporations and independently owned short line railroad owners. Our management’s experience is that many industrial corporations seek to spin off the railroad assets as a way to monetize their investment or divest a non-core business, while independent short line owners often seek a strategic exit. Class I railroads, seeking to improve efficiency, are continuing to “right-size” their properties by divesting non-core, low density lines.

With these numerous opportunities, our management has utilized its industry knowledge and experience to identify multiple viable aqcquisition opportunities. Management is targeting railroads with annual revenues in the range of $2 million to $10 million.

We will target rail lines that have strong earnings before income taxes, depreciation and amortization, or EBITDA, margins and consistent, predictable growth. We believe that these potential acquisitions must have certain characteristics, including:

•	a solid customer base;
•	the ability to locate new customers on the line;
•	a solid infrastructure and low capital needs;
•	rail operating ratios better than the industry average;
•	ancillary opportunities on the line, such as a right of way for cable access; and
•	a dedicated and motivated work force

Once acquired, we expect to be able to improve the acquired rail operations through one or more of the following factors:

•

Increase line density/carloads per mile: We expect that our marketing will be conducted in four stages. First, every shipper on the line will be interviewed, with the focus on bringing business back to the railroad that had been switched to truck. We will seek to accomplish this through more competitive pricing and better service levels, such as on-demand service as opposed to scheduled service. Second, we will seek to increase the number of carloads currently shipped by existing customers, again through better pricing and service, and incentive pricing. Third, we will seek out new customers near the rail line, to which we can provide a new siding, transloading facility or other transportation alternatives. Lastly, we will work with industrial development representatives in the local communities to have new shippers relocate on the rail line.

•

Improve customer service: Our customer service efforts will be headed by regional sales personnel, and supplemented by the local railroad management. In addition, we will require that each general manager meet periodically with every major shipper to assess their need for the coming year as part of the budget process. Finally, we expect to provide rail service on demand, rather than scheduled service which we believe will enable us to augment our rail services to meet individual customer needs, thereby gaining a competitive advantage over Class I railroads that typically employ a rigid scheduled service that may be less convenient to the customer and may fail to meet changing customer demands.

•

Improve safety: We will will follow a model that places a high degree of importance on safety. A safety director will be appointed to reduce the incidence of accidents per track mile, with the goal of lower insurance costs as well as decreased personal injury and property costs associated with accidents.

•

Achieve lower operating costs: Through our internal analysis of variable and discretionary expenses, and the examination of redundant and avoidable costs, we expect to implement a focused budgeting process that seeks to lower overall operating costs on acquired rail lines. Typically, Class I railraods are burdened with maintenance standards that are greater than the short lines. For example, trains operated by Class 1 railroads operate at faster speeds to stay on schedule, which requires higher line maintenance standards and high horsepower locomotives. Short lines, on the other hand, can operate at speeds necessary only to reach an interchange point on time. This allows the short line to utilize low horsepower, typically less expensive, locomotives and to maintain the line to match the lower speeds. In addition, Class I railroads incur labor costs which are greater than those of short line railroads due to union contracts that dictate higher rates and more restrictive work rules. Although some short lines employ unionized labor, generally the labor rates are substatially lower than those of Class I railroads, and its work rules permit cross-functionality. For example, an individual worker can operate the train, perform maintenance tasks, or complete office work – all on the same day.

•

Achieve price increases: Base rate per carload is often determined at the time the line is acquired from the prior owner or Class I railroad. Thereafter, the rate can increase through one or more mechanisms including a pre-determined percentage, implementation of the rail cost adjustment factor (“RCAF”), which is a rail-specific consumer price index adjustment, and/or direct negotiation between the shipper, the Class I railroad and the owner of the short line railraod. The rate can also be supplemented by surcharges such as a fuel surcharge. Typically rates are increased on an annual basis.

•

Rationalization of assets: Railroads often possess unneeded real estate, buildings, and equipment. If, based upon our internal analysis the acquired company has excess assets, we expect to sell those assets.

•

Integration of corporate functions: Once multiple railroad assets have been purchased, corporate functions such as accounting, purchasing and legal will be consolidated at the corporate level to eliminate redundancies.

We are not a party to any agreements or letters of intent related to any railroad acqusitions as of the date of this prospectus.  Based upon our internal analysis, we believe the average acquistion costs for each railroad will range from $5 million to $15 million. We expect to fund acquisitions through equity and debt financings. Our ability to consummate any aquisition, however, is dependent on our ability to raise the necessary captial. As we do not have any firm committments for any capital, the timing of these proposed acquistions is unknown as this time.

Rail rolling stock leasing division

Subject to the availability of capital, our rail rolling stock leasing division will pursue acquisitions of existing rail car and locomotive leasing companies and/or directly purchase rolling stock for lease to our railroads and to our rail customers. We expect to lease the equipment to our rail customers, other railroads and third party rail customers. Our goal is to grow the rolling stock fleet through a cascaded leasing program as dictated by customer demand. Our strategy is to seek financing whereby the asset is retained by the financing company and we will manage, operate and maintain the leased rail cars. This division will also seek to acquire rail-related service companies including railroad equipment, maintenance and repair firms. We also expect to provide management and advisory services to rail entities in matters involving transportation and logistics, marketing, engineering, finance and regulatory matters. We do not, however, currently have any rolling stock, locomotives or rail customers.

Based upon our internal analysis, we believe that there are significant opportunities in the rail equipment market. According to the AAR, in 2012 there were 1.2 million rail cars in the U.S. fleet. The trend has been for the larger Class I railroads to lease equipment due to the high cost of maintaining equipment. Small railroads often lease equipment due to capital constraints. In 2009, according to the AAR, Class I railroads owned or operated approximately 24,700 locomotives, while the small railroads owned or operated 4,050 locomotives. Railroads both large and small often resort to leasing locomotives to cover peak or seasonal traffic demands or to minimize capital outlays.

Subject to the availability of sufficient capital, we anticipate building a fleet of rail freight cars for lease of approximately 5,000 units, and a locomotive lease fleet of approximately 150 units. While small in comparison to larger leasing company fleets, we intend to pursue market opportunities where agreements are customized to serve specific customer needs – not in direct competition with larger fleets served by companies such as GE Rail Car, GATX, Wells Fargo, and others. Many larger car and locomotives lessors will occasionally reduce their fleets in order to concentrate on specific equipment types. We believe that this practice will create opportunities for our company, permitting us to focus on customers requiring smaller equipment orders or unique equipment types.

We have established contacts with a number of potential sellers of rolling stock, as well as companies interested in maintaining our fleet at such time as we have acquired rolling stock. We plan to partner with mechanical service providers to repair and maintain our equipment at an expected lower cost than the large Class I railroads and leasing companies, who often have higher labor costs due to union work rules and wages.

As of the date of this prospectus, however, we have not entered into any firm agreement with any companies to either purchase or maintain rolling stock. We expect that the cost to acquire this fleet will be approximately $100 million. However, as our ability to implement this portion of our business plan is dependent upon raising the necessary capital, and as we do not presently have firm commitments for the capital, we are unable at this time to project when we may be able to make the first of the necessary acquisitions to accomplish this goal.

We will seek to configure financial and operational structures to meet a wide variety of customer requirements, including full-service, net, and per diem lease arrangements with both short- and long-term options, sale/lease-back, like-kind exchanges, and upgrade and modification programs. We expect to offer both capital and operating leases, depending upon the customer and their specific needs. Generally, a capital lease gives the lessee all of the economic benefits and risk of the leased property. These contracts usually cannot be cancelled and the lessee is responsible for the upkeep of the equipment. Capital leases usually amortize the value of the equipment over the life of the lease. An operating lease is also known as a full service lease and is written for less than the life of the equipment and the lessor is responsible for all the maintenance and servicing. The operating lease usually can be cancelled if the equipment becomes obsolete or redundant.

Many factors affect the earnings of rail car leasing companies, including new car purchases, the number of car leased and leasing rates. New cars are purchased during, or in anticipation of, strong economic periods and when tax laws favor equipment investments. Many times utilization rates are determined by the state of the economy. The most important factor in utilization rates is having the correct fleet composition. Our goal will be to have a diversified fleet to minimize underutilization of the fleet.

We will seek to drive increased volume through our leasing model, which will include a combination of both rail cars and rail locomotives; however, we will avoid cars that transport hazardous materials and require substantial maintenance for the equipment life span. We expects to purchase the rolling stock from other leasing companies, financial institutions, railroads and shippers.

Executing our business strategy and our capital needs

We believe that there are a number of factors driving our perceived opportunities in the short line railroad industry. With over 560 short line railroads in the U.S., there are numerous opportunities to acquire short line rail properties from Class I railroads, industrial corporations and independently-owned short line railroad owners. We believe that many industrial corporations will seek to spin off the railroad assets as a way to monetize their investment or divest a non-core business, while independent short line owners will often seek a strategic exit. We also believe that Class I railroads, seeking to improve efficiency, may be continuing to “right-size” their properties by divesting non-core, low density lines. We also believe that there are significant opportunities in the rail equipment market. The trend has been for the larger Class I railroads to lease equipment rather than own due to the high cost of maintaining such equipment.

We are currently in late stage discussions with an entity which is negotiating the purchase of a fleet of rail cars for which we would provide management services. If we are successful in securing this contract, we would not need to raise capital to fulfill our obligations under it, other than certain initial start-up expenses estimated at $57,000, and this contract would permit us to begin immediately generating revenues. Based upon the status of the negotiations, we expect to enter into this contract during the first or second quarters of 2015. If, however, we are successful in securing this first management contract, we will seek to obtain three to five additional management contacts during the next 12 months. We are focusing our efforts initially on securing these management contracts as we believe this strategy enables us to more quickly generate revenues while we continue to seek the necessary financing which will enable us to purchase or lease rolling stock. There are no assurances, however, that we will be successful in these efforts.

In order to pursue the acquisitions of railroads and rolling stock, we will need to raise significant additional capital. We estimate we will need between $5 million and $15 million of capital to purchase a short-line or regional railroad, and approximately $100 million to purchase our target fleet of rail freight cars for lease of approximately 5,000 units, and a locomotive lease fleet of approximately 150 units. Our current activities with respect to capital raising are focused on institutional lenders, funds and banks that can assist in providing the necessary funding for the acquisition of short line railroads. Additional efforts have been made to obtain funding for the leasing of rail cars through financial institutions that specialize in this type of funding.

On September 11, 2013 the company announced that it had engaged an energy and infrastructure investment banking firm, Taylor-DeJongh Ltd., which we refer to as TDJ, to assist us with developing a freight rail car acquisition finance program. TDJ provides independent financial advisory services to a global clientele in the development, structuring, negotiating and financing of major capital investments and has offices in Washington DC, London and Dubai. Under the terms of this agreement, TDJ received 2 million shares of the company’s common stock. In addition, under the terms of this initial agreement we were obligated to pay TDJ additional compensation upon the successful conclusion of financing. The term of this initial agreement has expired and no transaction occurred which obligated us to pay TDJ any additional compensation. We continue to work with TDJ on an informal basis, however, we have not entered into a new agreement with that company at this time and there are no assurances we will do so in the future.

We continue to make efforts in identifying acquisition targets and outlining the terms under which a successful can be made. These terms include management and key personal retention, financing structures and timeframes. Our ability, however, to consummate one or more acquisitions is wholly-dependent on our ability to raise the necessary capital.

Competition

We expect to experience competitive pressure in both our rail freight division, and our rail rolling stock leasing division. In our rail freight division, we will compete in the identification and acquisition of target companies with a number of companies, both large and small. Within this division, our acquired companies will compete with companies that operate in the same regions.

A significant number of our competitors will have greater name recognition and are better capitalized than we are. Our ability to effectively compete in the acquisition of target companies will be dependent upon establishing a credible base in the industry, commencing with our first acquisition, and the ability to continue and expand its operations. These factors, together with the acquired company management, will be the principal factors enabling us to compete in the operation of our acquired railroad properties. Our ability to effectively compete in our rail rolling stock leasing division will be dependent upon identifying target acquisitions and obtaining the necessary capital. There are no assurances we will ever be able to effectively compete in our markets in the future.

Government regulation

Regulations impacting our operations

Our operations will be subject to regulation by:

•	Surface Transportation Board (STB);
•	Federal Railroad Administration (FRA);
•

federal agencies, including the United States Department of Transportation (DOT), Occupational Safety and Health Administration (OSHA), Mine Safety and Health Administration (MSHA) and Transportation Security Administration (TSA), which operates under the Department of Homeland Security (DHS);

•	state departments of transportation; and
•	some state and local regulatory agencies.

The STB is the successor to certain regulatory functions previously administered by the Interstate Commerce Commission (ICC). Established by the ICC Termination Act of 1995, the STB has jurisdiction over, among other things, certain freight rates where there is no effective competition, extension or abandonment of rail lines, the acquisition of rail lines and consolidation, merger or acquisition of control of rail common carriers. In limited circumstances, the STB may condition its approval of an acquisition upon the acquirer of a railroad agreeing to provide severance benefits to certain subsequently terminated employees. The FRA, DOT and OSHA have jurisdiction over safety, which includes the regulation of equipment standards, track maintenance, handling of hazardous shipments, locomotive and rail car inspection, repair requirements, operating practices and crew qualifications. The TSA has broad authority over railroad operating practices that have implications for homeland security. Additionally, various state and local agencies have jurisdiction over disposal of hazardous waste and seek to regulate movement of hazardous materials in ways not preempted by federal law.

The STB launched wide-ranging proceedings to explore whether to expand rail regulation. The STB has not taken further action and denied a petition seeking one form of “access” regulation that would impact railroads' ability to limit the access of other rail service providers to their rail infrastructure. Several bills were introduced in the United States Senate in early 2011 that would expand the regulatory authority of the STB and could include new antitrust provisions. Additionally, a two-year DOT study on the impact of a possible increase in federal truck size and weight limits, which commenced in 2012, could result in subsequent federal legislation. The majority of the actions under consideration and pending are directed at Class I railroads; however, we continue to monitor these proposed bills. The outcome of these initiatives could impact regulation of railroad operations and future prices for our rail services at such time as we commence operations, which could undermine the economic viability of our company as well as threaten the service we will be able to provide to our future customers.

In 2010, the FRA issued final rules governing the installation of positive train control (PTC) by the end of 2015. Although still under development, PTC is a collision avoidance technology intended to override locomotive controls and stop a train before an accident.

Our future operations will also be subject to various federal, state, provincial and local laws and regulations relating to the protection of the environment. These environmental laws and regulations, which are implemented principally by the United States Environmental Protection Agency (EPA) and comparable state agencies, govern the management of hazardous wastes, the discharge of pollutants into the air and into surface and underground waters and the manufacture and disposal of certain substances. The primary laws which we expect will affect our operations are the Resource Conservation and Recovery Act, regulating the management and disposal of solid and hazardous wastes, the Clean Air Act, regulating air emissions, and the Clean Water Act, regulating water discharges. We expect to also be indirectly affected by environmental laws that impact the operations of our customers.

Jumpstart Our Business Startups Act

In April 2012, the Jumpstart Our Business Startups Act, or the JOBS Act, was enacted into law. The JOBS Act provides, among other things:

•	exemptions for “emerging growth companies” from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;
•

amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

•	relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;
•	adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and
•

exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act of 1933 and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an “emerging growth company” if its initial public offering, or IPO, of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an “emerging growth company” after the earliest of:

•	the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,
•	the completion of the fiscal year of the fifth anniversary of the company's IPO;
•	the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or
•	the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact our company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an “emerging growth company” pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

•	audited financial statements required for only two fiscal years;
•	selected financial data required for only the fiscal years that were audited and
•	executive compensation only needs to be presented in the limited format.

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the rules and regulations of the SEC already provide certain of these exemptions for smaller reporting companies. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs to include audited financial statements for its two most current fiscal years with no required tabular disclosure of contractual obligations. Upon the effectiveness of the registration statement of which this prospectus is a part, we will be considered a smaller reporting company for SEC reporting purposes.

The JOBS Act also exempts a company's independent registered public accounting firm from having to comply with any rules adopted by the Public Company Accounting Oversight Board, or PCAOB, after the date of the JOBS Act's enactment, except as otherwise required by SEC rule. The JOBS Act further exempts an “emerging growth company” from any requirement adopted by the PCAOB for mandatory rotation of a company’s accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the company's independent registered public accounting firm to file a report on the company's internal control over financial reporting, although management of the company is still required to file its report on the adequacy of the company's internal control over financial reporting, unless the company is otherwise exempt from this requirement based upon its status as a smaller reporting company. Section 102(a) of the JOBS Act exempts “emerging growth companies” from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under that act to hold shareholder votes for executive compensation and golden parachutes; smaller reporting companies are not subject to this requirement.

Other Items of the JOBS Act. The JOBS Act also provides that an “emerging growth company” can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The JOBS Act also permits research reports by a broker or dealer about an “emerging growth company” regardless of whether such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of research reports on the “emerging growth company’s” IPOs.

Section 106 of the JOBS Act permits “emerging growth companies” to submit registration statements under the Securities Act of 1933, on a confidential basis provided that the registration statement and all amendments thereto are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow “emerging growth companies” to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a road show.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standard. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of the transition period.

Employees

As of June 30, 2014, we employed one full-time employee who is an executive officer. We maintain a satisfactory working relationship with our employees. With each acquisition, it is our intention to maintain existing management, whenever possible, thereby eliminating the necessity of hiring and training new personal.

Properties

We do not own any real property. We maintain office space at 2929 East Commercial Blvd., Suite PH-D, Fort Lauderdale, Florida 33308, pursuant to the terms of a commercial office lease providing for rental payments of $1,200 per month. The term of the office rented from TBG is on a month to month basis.

Legal proceedings

On February 8, 2014, a complaint was filed in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida (CACE 14-002567 Division 08) entitled Monkey Rock Group, Inc., John A. Dent and Martha Dent vs. Continental Rail Corporation, TBG Holdings Corporation and others. The complaint alleges that the management and operational personnel at Monkey Rock were improperly and fraudulently transferred to our company, and that the railroad acquisition operations of Monkey Rock were thereafter conducted instead through our company. The plaintiff seeks compensatory and punitive damages. The defendants deny the allegations and will vigorously defend the matter. Hoines & Rose, who serves as our legal counsel in this matter, has opined that an unfavorable outcome of this case is deemed remote and any possible loss is deemed immaterial.

Our history

We were incorporated under the laws of the state of Nevada in December 1998 under the name IP Gate, Inc. In December 2002, we entered into a share exchange agreement and merged with Action Stocks, Inc., a Nevada corporation. Under the terms of the agreement, the original shareholders of IP gate retained ownership of their shares and Action Stocks shareholders received 14.25 shares of the surviving corporation for each share they owned prior to the merger. The management of the former Action Stocks became the officers and directors of the surviving corporation, which then changed its name to Action Stocks, Inc. On June 1, 2003 we changed our name to Specialized Home Medical Services, Inc. as a result of the acquisition of Classic Health Systems Inc. which continued as a wholly owned subsidiary. The combined company operated a durable medical equipment business, licensed though the Federal Drug Administration, and billed patients though Medicare, Medicaid and private insurance. On January 3, 2006 the officers and directors resigned in favor of a new board and the incoming President and CEO purchased a block of treasury stock, and became the majority shareholder. Immediately following this change of control, the new management added another wholly owned subsidiary, South East Stamp Sales, LLC in order to expand the company’s operations. This new subsidiary provided cataloging and valuation services for auction companies. In December 2007, the durable medical equipment business and inventory was sold for cash to a similar business operating in the same market, due to declining sales. We changed our name to IGSM Group, Inc. in October 2007 to reflect its diverse operations and the removal of the medical related business. The South East Stamp Sales, LLC subsidiary continued operations until December 2009, when it lost the majority of its business due to an economic downturn at its primary customer. The company attempted to engage in an internet technology business through a licensing or acquisition strategy, but it was unsuccessful. We were a shell company from 2011 until our acquisition of TMS in July 2013. We changed our name to Continental Rail Corp effective July 1, 2013.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently quoted on the OTC Pink tier of the OTC Markets under the symbol “CRCX.” Such market is extremely limited and sporadic and the last trade of our common stock was on April 15, 2014. The following table sets forth the range of high and low bid quotations, obtained from www.OTCMARKETS.com, for our common stock as reported for each of the periods indicated. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	High	Low
Quarter Ended
2012
March 31, 2012	$2.00	$2.00
June 30, 2012	$2.00	$2.00
September 30, 2012	$2.20	$1.26
December 31, 2012	$0.40	$0.40

2013
March 31, 2013	$0.30	$0.30
June 30, 2013	$1.40	$0.76
September 30, 2013	$1.10	$1.10
December 31, 2013	$1.01	$1.01

2014
March 31, 2014	$6.00	$1.80
June 30, 2014	$2.01	$2.01

The last sale price of our common stock on September 3, 2014 was $1.15 per share. As of September 3, 2014 there were approximately 320 record holders of our common stock.

Penny stock rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•

contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities’ laws;

•	contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;
•	contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

•	bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	a monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock for so long as it remains subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Intent to become a fully reporting company

Immediately following the date of this prospectus we expect to file a registration statement on Form 8-A with the SEC which will register our common stock under Section 12(g) of the Securities Exchange Act of 1934. This filing will requires us to file annual, quarterly and other reports with the SEC, as well as proxy and information statements, among other filings. It will also obligate our officers, directors and principal stockholders to file reports under Section 16 of the Securities Exchange Act of 1934. We will take this action to ensure that we are a fully reporting company and that financial and other information about out company is available to our stockholders and potential investors.

Dividend policy

We have never paid cash dividends on our common stock. Under Nevada law, we are prohibited from paying cash dividends if the distribution would result in our company not being able to pay its debts as they become due in the usual course of business or if our total assets would be less than the sum of our total liabilities plus the amount that would be needed, we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. While our board of directors will make any future decisions regarding dividends as circumstances surrounding our company changes, presently it is not anticipated that we will pay any cash dividends in the foreseeable future.

Rule 144

At September 3, 2014 we had 37,887,244 shares of our common stock outstanding, all of which are “restricted securities” as that term is defined in Rule 144. We have included 7,219,688 of those shares in this prospectus. In general, under Rule 144, as currently in effect, a person, or person whose shares are aggregated, who is not our affiliate or has not been an affiliate during the prior three months and owns shares that were purchased from us, or any affiliate, at least six months previously, is entitled to make unlimited public resales of such shares provided there is current public information available at the time of the resales. After a one-year holding period a non-affiliate is entitled to make unlimited public resales of our shares without the requirement that current public information be available at the time of the resales. A person, or persons whose shares are aggregated, who are affiliates of our company and own shares that were purchased from us, or any affiliate, at least six months previously is entitled to sell within any three month period, a number of shares of our common stock that does not exceed the greater of 1% of the then outstanding shares of our common stock, subject to manner of sale provisions, notice requirements and the availability of current public information about us.

However, Rule 144 is unavailable for the resale of restricted securities initially issued by a blank-check or shell company, both before and after a business combination, despite technical compliance with the requirements of Rule 144. As we were inoperative in 2011 and 2012, we are a former shell company. Accordingly, such restricted securities can be resold only through a registered offering or pursuant to another exemption from registration. Notwithstanding the foregoing, a person who beneficially owns restricted securities of a company which:

•	has ceased to qualify as a blank-check or shell company;

•	is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;

•

has filed all reports and other materials required to be filed by Section 13 or 15(d), as applicable, during the preceding 12 months (or such shorter period that the company was required to file such reports and materials); and

•	has filed certain information with the SEC, (in our case, this registration statement) reflecting that it is no longer a blank-check or shell company;

may, after one year has elapsed from the effective date of this registration statement, within any three-month period resell a number of such restricted securities that does not, with respect to such shares, exceed the volume limitations set forth above.

Future sales of restricted common stock under Rule 144 or otherwise or of the shares which we are registering under this prospectus could negatively impact the market price of our common stock should a market develop in the future, of which there is no assurance. We are unable to estimate the number of shares that may be sold in the future by our existing stockholders or the effect, if any, that sales of shares by our stockholders will have on the market price of our common stock prevailing from time to time, should a market develop.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a rail transportation holding company. Our operations will be conducted through two divisions:

•	rail freight division, and
•	rail rolling stock leasing division.

Our rail freight division intends to acquire strategic short line and regional freight railroads, initially with revenues in the range of $2 million to $10 million annually. Our rail rolling stock leasing division will seek to existing rail car and locomotive leasing companies and/or directly purchase rolling stock for lease to railroads. This division will also seek to acquire rail-related service companies to partner with our freight railroad operations. We also expect to provide management and advisory services to rail entities in matters involving transportation and logistics, marketing, engineering, finance and regulatory matters.

Our company was originally formed in 1998 and has been engaged in a number of different businesses. Most recently, between 2011 and June 2013 we were a shell company focused on researching and identifying potential merger and acquisition opportunities. In December 2012 we entered into an agreement with TBG, a company whose shareholders include Mr. Marino, Jr. and Mr. Hart, executive officers and directors of our company, under which we engaged TBG to provide various consulting and advisory services, including assisting us in the identification of potential merger or acquisition targets.

In pursuit of our business plan, in July 2013 we acquired TMS, a company which provides railroad consulting services. In addition, in December 2013 we updated the business plan for the acquisition of short-line and regional freight railroads and establish a rail rolling stock leasing division.

Historically, we have funded our operating expenses from proceeds received from the sale of equity securities, as well as advances from TBG, a related party. In addition to the capital necessary to implement our business plan set forth above, we need to raise between $250,000 and $300,000 of working capital to provide sufficient funds to continue our operations for the next 12 months. While we have been able to raise working capital through the sale of our securities in private transactions in the past, we do not presently have any commitments for this working capital and there are no assurances that we will be successful in raising any of this necessary amount. We expect that TBG will continue to make working capital advances to us to pay our operating expenses until such time as we are able to raise this additional capital. If for any reason, however, it should cease making these advances and we are unable to raise the additional capital, we would be unable to continue our business.

In addition to short-term capital to fund our operating expenses until we are able to begin generating revenues, we will need to raise significant additional capital to fund the acquisitions of short line or regional freight railroads or rolling stock or locomotives for lease to railroads. We estimate the acquisition cost for each railroad will be between $5 million and $15 million, and we will need to raise an additional $100 million to fund the purchase of a fleet of 5,000 rail cars and 150 locomotives for our rolling stock division. We do not presently have any firm commitments for this capital and there are no assurances we will be successful in obtaining all or any portion the necessary capital.  Even if we are able to raise this necessary capital, we estimate that it could take between six and 12 months from the receipt of the capital to locate and negotiate the first acquisition.

Once we have closed one or more acquisitions, we expect to generate revenues from the operation of existing rail car leases through our rail rolling stock division. Additional revenues will result from consulting and advisory services to operators. These consulting services may also result in contracts for the operation and shippers. Our primary operating costs are expected to be the cost of due diligence to investigate and acquire profitable companies that meet our criteria. Additional costs will include legal, audit and professional services necessary to include these operations and file the required regulatory SEC and other filings.

Plan of Operations

We are in the early stages of implementing our business model and we presently do not own any short line or regional freight railroads or any rolling stock for lease to railroads or shippers. During the next 12 months, our planned activities include:

•

completing the negotiation and closing the first contract to manage the fleet of rail cars. We will continue to focus our efforts on securing management contracts which will permit us to generate revenues without the need to raise capital to acquire railroads or rolling stock. We are currently in late stage discussions with an entity which is negotiating the purchase of a fleet of rail cars for which we would provide management services. We presently anticipate a contract to be signed and revenue to commence late first quarter 2015 to the second quarter 2015. Once the contract is signed, we will need approximately $57,000 in capital to fund the initial start up expenses for the contract, including salaries, travel, legal and accounting expenses, until we begin generating revenues from the contract which we expect to be approximately 60 to 90 days from the date of the contract. We will seek to raise the necessary capital from debt or equity financings, although we do not have any commitments and there are no assurances we will able to raise all or a portion of the funds in this fashion.  In the event we cannot raise the funds from debt or equity financings, TBG has agreed to advance the funds to us;

•

once we have secured the first management contract, we will seek to obtain three to five additional management contacts during the next 12 months. We are focusing our efforts initially on securing these management contracts as we believe this strategy enables us to more quickly generate revenues while we continue to seek the necessary financing which will enable us to purchase or lease rolling stock. We expect the start up expenses for additional management contracts will be funded from our internal cash flow;

•

our operational efforts to date have also included identifying acquisition targets, early stage discussion with these targets, establishing a relationship with a financing source and debt and/or equity capital raising activities. During the second and third quarters of 2015, subject to the availability of sufficient capital, we will seek to close an acquisition of a short line railroad. Our efforts in connection with this transaction will include both negotiating the terms of an acquisition agreement and securing the commitment from third-party lenders to provide the funds necessary to consummate the acquisition. As described elsewhere herein, our internal analysis estimates the purchase price of a typical short line railroad which we may target to be at least $5 million. However, as of the date of this prospectus, we are not a party to any agreements or understanding regarding a potential acquisition nor do we have any firm commitments to provide the necessary financing; and

•

lastly, during the next 12 months we will expand our infrastructure to hire additional management and administrative personnel to both support our expected growth and our public company reporting obligations.

Going Concern

We have incurred net losses of $4.45 million since inception through June 30, 2014. The report of our independent registered public accounting firm on our consolidated financial statements for the years ended December 31, 2013 and 2012 contains an explanatory paragraph regarding our ability to continue as a going concern based upon the fact that we are dependent upon its ability to increase revenues along with raising addition external capital as needed. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. There are no assurances we will be successful in our efforts to generate revenues or report profitable operations or to continue as a going concern, in which event investors would lose their entire investment in our company.

Results of Operations

For the six months ended June 30, 2014 as compared to the six months ended June 30, 2013

We did not generate any revenues during the first six months of 2014. In the first six months of 2013, our revenues were related to a one-time contract to provide rail inspection and consulting services to a third party.

Our total operating expenses increased 28% in the first six months of 2014 as compared to the first six months of 2013.  Included in this increase were increases of $151,800 in professional fees associated with legal and accounting.  The increase was offset by a decline of $16,200 in the management fee paid to TBG which reflects the contractual terms of our agreement with it, along with a decrease of $28,400 in selling, general and administrative expenses as office expenses remained constant. In addition, payroll expenses decreased $30,400 as one employee left the company.

Year ended December 31, 2013 as compared to the year ended December 2012

As we were a shell company for the period 2011 through December, 31 2012, we did not generate any revenues from our operations. In 2013 we recognized $42,500 in revenue which resulted from a one-time contract to provide rail inspection and consulting services to a third party.

Our total 2013 operating expenses increased 731% from 2012. This increase was primarily attributable to increases in professional fees, accrued salaries, and expenses connected with attempting to expand our business operations. Included in our compensation expense in 2013 is approximately $109,000 representing the value of 1,086,816 shares of our common stock issued to our former president as compensation to him under the terms of his employment agreement.  For accounting purposes, we valued these shares at $0.10 per share which was equal to the most recent sale of our common stock to a third party in an arms-length transaction.  Additional components of this increase included $404,750 in consulting fees (a 1,505% increase from 2012) paid to various outside consultants to assist in identifying and evaluating various business opportunities.  Payroll expenses totaled $335,535 in 2013 or an 100% increase from 2012 which represents additional compensation expense associated with two executive officers hired in the 2013 period.  In the efforts to expand and grow the company, we incurred $63,491 in travel expense as compared to $661 in 2012.

Interest expense in 2013 decreased 50.8% from 2012 as a result of the conversion of the outstanding principal of the underlying notes to common stock 2013.

Liquidity and capital resources

As of June 30, 2014, total current assets were $986 as compared to $45,479 on December 31, 2013. The decrease in total current assets was attributable to cash used in operations during the first quarter of 2014. Total current liabilities remained increased 67% at June 30, 2014 from December 31, 2013 as a result of increases in accounts payable – related party, accrued expenses – related party and accounts payable, offset by a decrease in accrued expenses.

For the year ended December 31 2013, we raised $363,551 from the sale of 2,318,222 shares of our common stock in private offerings. We raised an additional $3,340 during the first six months of 2014.

Net cash used in operating activities for the first six months of 2014 was $47,833 as compared to net cash used of $15,013 for the first six months of 2013. This change primarily results of our increased net loss from operations and decreases in working capital from non-cash charges in our balance sheet. Net cash used in operating activities was $318,072 for 2013 compared to $61,874 for 2012. This changes principally results from our increased net loss from operations.

Net cash provided by financing activities for the first six months of 2014 was $3,340 as compared to $98,100 in the first six months of 2013. Net cash flow provided in financing activities was $363,551 for 2013 due primarily to sale of common stock along with the conversion of debt to stock as compared to 2012.

At June 30, 2014 we had a working capital deficit of $853,272 as compared to a working capital deficit of $408,417 at December 31, 2013. We acknowledge that current operations may not allow our company to generate positive working capital in the near future.

Our primary source of capital to develop and implement our business plan has been from private placements of our securities. During the years ended December 31, 2013 and 2012, we generated approximately $363,551 and $53,000 from the sale of shares of our common stock.

As described earlier in this section, we will require additional financing to pay fund our operations, make the acquisitions necessary to expand the company and generate sales and cash flow. Our independent auditors report for the year ended December 31, 2013 includes an explanatory paragraph strategy that our lack of revenues and working capital raise substantial doubt about our ability to continue as a going concern. While we are seeking to raise additional financing, either loans or additional securities or offerings, there can be no assurance that additional financing will be available to us when needed, on favorable terms or otherwise. Moreover, any such additional financing may dilute the interests of existing stockholders. The absence of additional financing, when needed, could cause our company to delay implementation of its business plan in whole or in part, curtail its business activities and seriously harm our prospects.

At December 31, 2012, we had a net working capital deficiency of $432,198 and had no cash flows from operating activities in 2012. We acknowledge that current operations may not allow our company to generate positive working capital in the near future. Although management believes that it will be able to successfully execute its business plan, which includes third party financing and capital issuance, and meet our future liquidity needs, there can be no assurances in that regard.

Critical accounting policies

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenue and expenses during the reported periods. The more critical accounting estimates include estimates related to the allowance for doubtful accounts and the valuation of warrants that are deemed to be not indexed to our common stock. We also have other key accounting policies, which involve the use of estimates, judgments and assumptions that are significant to understanding our results, which are described in Note 3 to our consolidated financial statements appearing elsewhere in this prospectus.

Possible impact of the JOBS Act on our financial statements

Section 107 of the JOBS Act provides that an “emerging growth company” such as our company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result of this election, our financial statements may not be comparable to other companies that comply with the effective dates of certain accounting standards for public companies.

Recent accounting pronouncements

The recent accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

Off balance sheet arrangements

As of the date of this prospectus, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term "off-balance sheet arrangement" generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

MANAGEMENT

Our directors and executive officers and their respective ages and titles are as follows:

Name	Age	Position(s) and Office(s) Held
Timothy S. Hart	55	Chairman of the Board, Chief Financial Officer, director
John H. Marino, Sr.	74	Vice Chairman of the Board, director
John H. Marino, Jr.	43	Chief Executive Officer, director

Set forth below is a brief description of the background and business experience of our directors and executive officers.

Timothy S. Hart. Mr. Hart has served as our Chief Financial Officer and member of our board of directors since December 2012. Mr. Hart has over 30 years of accounting and finance experience. Since July 2013 Mr. Hart has been the CFO and a director of Monkey Rock Group, Inc. (OTC Markets: MKRO). Since January 2014 Mr. Hart has been the CFO and a director of Vanell, Corp. (OTC Markets: VANL). Mr. Hart has held the position of CFO of TBG Holdings Corporation since March 2012 and a director since September 9, 2013. In addition, Mr. Hart holds the position of CFO of TBG Investment Partners, LLLP since October 2, 2013. Mr. Hart has been providing accounting and consulting services through R3 Accounting LLC, a private accounting firm he formed in 2008. He consulted extensively with the RailAmerica, Inc., a NYSE-listed holding company for short line and regional railroads in the U.S. which was acquired by Fortress Investment Group in 2007, during its initial public offering and assisted the company with governmental compliance. Mr. Hart’s firm also provided consulting, strategic tax planning and compliance, and acquisition audits for Patriot Rail Corp., a Boca Raton, Florida based company which is an operator of short line and regional railroad in the U.S. Mr. Hart served as Chief Financial Officer of Alternative Americas Fuels, Inc. (OTCBB: AFAI) from August 2011 until February 2012. Mr. Hart holds B.A.s in Accountancy, Economics and Business Administration from Thomas More College, and has been a certified public accountant since 1984. Mr. Hart devotes approximately 30% of his time to our business and operations.

John H. Marino, Jr. Mr. Marino has served as a member of our board of directors and Chief Executive Officer since June 2013. From 1999 until our acquisition of the company in June 2013, he served as President of Transportation Management Services, Inc. (TMS), our wholly owned subsidiary. Prior to joining TMS, Mr. Marino served as the Director of Real Estate at Patriot Rail Corp., a Boca Raton, Florida based company which is an operator of short line and regional railroads in the U.S. While at Patriot Rail Corp., his responsibilities included management and development of railroad real estate including industrial development as well as rights-of-way management of all easements and encroachments. Mr. Marino holds a B.S. in International Business from American University in Washington D.C. He is a member of the City Tavern Club in Washington D.C. and a member of The Foreign Policy Discussion Group. Mr. Marino, Jr. is the son of Mr. Marino, Sr.

John H. Marino, Sr. Mr. Marino has been a member of our board of directors since July 2013. Mr. Marino’s railroad career spans over 40 years. He was a co-founder, President, and Chief Operating Officer of RailAmerica, Inc. In 1983, Mr. Marino formed TMS, a consulting firm we acquired in June 2013 which provides management consulting services to government agencies, shippers, and railroads, specializing in the development of strategic plans, economic feasibility studies and market research. Prior to the formation of TMS, Mr. Marino served with DeLeuw, Cather and Company as a Civil Engineer (from 1965 to 1966); with the Reading Railroad as an Industrial Engineer (from 1966 to 1968); with A.T. Kearney, Inc. as a Management Consultant (from 1968 to 1973); and with Seatrain Steamship Lines as Manager, Industrial Engineering (from 1973 to 1974). In 1974, Mr. Marino joined the U.S. Railway Association, where, as Chief of Operations Planning, he assisted in the preparation of the final system plan for Conrail, which was implemented in 1976. Since 1976, Mr. Marino has participated in the founding and management of several short line/regional railroads and has served as an advisor on rail transportation matters to shipper, railroads, equipment suppliers and governmental agencies. Mr. Marino has served as a Director of the American Short Line and Regional Railroad Association(from 1996 to 1999), and as an appointed member of the Railroad-Shipper Transportation Advisory Council of the Surface Transportation Board, U.S. Department of Transportation(from 1998 to 2002). He is a member of the American Society of Civil Engineers, the Institute of Transportation Engineers and the National Defense Transportation Association. Mr. Marino received his B.S. in Engineering from Princeton University and his M.S. in Transportation Engineering from Purdue University. He is a licensed professional engineer and served as an officer with the U.S. Army Corps of Engineers from 1961 to 1968. Mr. Marino has served, as Vice Chairman of the board of directors since July, 2013 Mr. Marino, Sr. is the father of Mr. Marino, Jr.

There are no family relationships between any of our executive officers and directors, other than as set forth above. Our directors are appointed for a one-year term to hold office until the next annual meeting of our stockholders and until a successor is appointed and qualified, or until their removal, resignation, or death. Executive officers serve at the pleasure of the board of directors.

Corporate governance

Board of directors

The board of directors oversees our business affairs and monitors the performance of management. In accordance with our corporate governance principles, the non-management member of our board of directors do not involve themselves in day-to-day operations. The non-management director keeps himself informed through discussions with our Chief Executive Officer and our Chief Financial Officer, and by reading the reports and other materials that we send him and by participating in board of directors meetings. Directors are elected for a one year term and hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the Board increases the number of directors, the Board may fill any vacancy by a vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor. Vacancies occurring by reason of the removal of directors without cause may only be filled by vote of the shareholders.

We do not have a policy regarding the consideration of any director candidates, which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our board of directors established a process for identifying and evaluating director nominees. Further, when identifying nominees to serve as a director, while we do not have a policy regarding the consideration of diversity in selecting directors, we seek to create a board of directors that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our board of directors. Given our relative size, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees. In considering a director nominee, it is likely that our Board will consider the professional and/or educational background of any nominee with a view towards how this person might bring a different viewpoint or experience to our Board.

We have not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committee performing a similar function. The functions of those committees are being undertaken by the board of directors as a whole. Because we do not have any independent directors, we believe that the establishment of these committees would be more form than substance.

Mr. Hart is considered an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or board of directors who:

•	understands generally accepted accounting principles and financial statements,
•	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,
•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,
•	understands internal controls over financial reporting, and
•	understands audit committee functions.

Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our board of directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our board of directors.

Board leadership structure and the Board’s role in risk oversight

The offices of Chairman of the Board and Chief Executive Officer are separated. Our Board believes our current structure provides independence and oversight and facilitates the communication between senior management and the full board of directors regarding risk oversight, which the Board believes strengthens its risk oversight activities. Moreover, the separation of Chairman of the board and Chief Executive Officer allows the Chief Executive Officer to better focus on his responsibilities of running the company, enhancing stockholder value and expanding and strengthening our business while allowing the Chairman of the board to lead the Board in its fundamental role of providing independent oversight of management.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of the risks we face, while the Board has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the members of our board of directors meet regularly with management to discuss strategy and risks we face. Our Chief Financial Officer is also a member of the Board and is available to address any questions or concerns raised by the Board on risk management and any other matters.

Director independence

None of our directors is an “independent director” as defined in the Nasdaq Marketplace Rules.

Director qualifications

The following is a discussion for each director of the specific experience, qualifications, attributes or skills that our board of directors to conclude that the individual should be serving as a director of our company.

John H. Marino, Sr. – Mr. Marino Sr.’s experience in the founding, management and development of railroad assets were factors considered by the Board. Specifically, the Board viewed favorably his roles at RailAmerica Inc. and Patriot Rail Corp. in reaching their conclusion.

John H. Marino, Jr. – Mr. Marino Jr.’s experience in the management and development of railroad real estate as well as his experience were factors considered by the Board. Specifically, the Board viewed favorably his role in the founding of TMS and his roles at Patriot Rail Corp. in reaching their conclusion.

Timothy S. Hart – Mr. Hart’s wide-ranging experience dealing with SEC and other regulatory matters, such as initial and secondary public offerings, private placements and compliance with SEC reporting requirements, his experience working with banks, private investors and investment bankers in obtaining debt and/or equity financing and his significant experience with mergers and acquisitions, were factors considered by the Board in reaching their conclusion.

In addition to the each of the individual skills and background described above, the Board also concluded that each of these individuals will continue to provide knowledgeable advice to our other directors and to senior management on numerous issues facing our company and on the development and execution of our strategy.

Director Compensation

We did not compensate our directors for their services on the Board during 2013.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our President and Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or Controller and any other persons performing similar functions. This code provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and full, fair, accurate, timely and understandable disclosure in reports we file with the Securities Exchange Commission. A copy of this Code is available without charge upon written request to our Corporate Secretary at our principal executive offices.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation recorded by us in the past two years for our principal executive officer, each other executive officer serving as such whose annual compensation exceeded $100,000, and up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our company at December 31, 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation (S)	All Other Compensation ($)	Total ($)
John H. Marino, Jr., Chief Executive Officer (1)	2013	73,500	0	0	0	0	31,500	0	105,000

Timothy S. Hart, Chairman and Chief Financial Officer (2)	2013	0	0	0	0	0	0	180	180
	2012	0	0	0	0	0	0	0	0

Wayne A. August, President (3)	2013	73,500	0	108,682	0	0	31,500	0	213,682

Hamon Fytton, President (4)	2013	0	0	0	0	0	0	0	0
	2012	0	0	0	0	0	0	0	0

———————

(1)

Mr. Marino, Jr. has served as our Chief Executive Officer since June 2013.

(2)

Mr. Hart received 180,000 shares of our Series A preferred stock valued at $180 for services provided to us under the terms of the June 2013 agreement with TBG described elsewhere in this prospectus.

(3)

Mr. August served as our President from July 2013 until February 14, 2014. In September 2013 we granted Mr. August 1,086,816 shares of our common stock as additional compensation under the terms of his employment agreement. The shares were valued at the most recent sale price of our common stock to a third party in an arms-length transaction.

(4)

Mr. Fytton served as our President from January 1, 2006 until July 1, 2013.

Employment Agreements

Employment agreement with John H. Marino, Jr.

Effective June 25, 2013 we entered into an employment agreement with Mr. Marino, Jr. under which he was engaged to serve as our Chief Executive Officer. Under the terms of the agreement, he was also appointed to our board of directors. The employment agreement, which was for an unspecified term on an “at will” basis, provided that:

•	his base compensation was $7,000 per month, and
•	he is entitled to $3,000 per month deferred compensation, to be paid in a lump sum on the one year anniversary of the agreement provided that he remains an employee of our company.

Mr. Marino, Jr. is also entitled to receive quarterly bonuses for the added value and integration of acquisitions based upon a percentage of earnings before income taxes, depreciation and amortization (EBITDA) in amounts to be determined by the board of directors, of which he is a member. We agree to reimburse him for his out of pocket expenses incurred by him, and the agreement contained customary confidentiality, non-disclosure and non-circumvention language.

The employment agreement may be terminated by either party upon 30 days written notice, without notice by us should he have been in violation of the terms of the agreement, or by us upon his disability or for cause as defined in the agreement. In addition, at such time as our audited revenue exceeded $3 million, the agreement automatically terminates and his compensation was to be restructured.

Employment agreement with Wayne A. August

Effective June 27, 2013 we entered into an employment agreement with Mr. August under which he was engaged to serve as our President. Under the terms of the agreement, he was also appointed to our board of directors. The employment agreement, which was for an unspecified term on an “at will” basis, provided that:

•	his base compensation was $7,000 per month,
•

he was entitled to $3,000 per month deferred compensation, to be paid in a lump sum on the one year anniversary of the agreement provided that he remained an employee of our company. If he was terminated without cause, he was entitled to the deferred compensation though the end of the month in which he was terminated, and

•

a number of shares of our common stock equal to 10% of the then outstanding shares, to be earned one third on the effective date of the agreement, an additional one third at the closing of the second acquisition by us and the balance on the one year anniversary of the effective date of the agreement.

Mr. August was also entitled to receive quarterly bonuses for the added value and integration of acquisitions based upon a percentage of earnings before income taxes, depreciation and amortization (EBITDA). We agreed to reimburse him for his out of pocket expenses incurred by him, and the agreement contained customary confidentiality, non-disclosure and non-circumvention language.

The employment agreement could be terminated by either party upon 30 days written notice, without notice by us should he have been in violation of the terms of the agreement, or by us upon his disability or for cause as defined in the agreement. In addition, at such time as our audited revenue exceeded $3 million, the agreement automatically terminated and his compensation was to be restructured.

On February 14, 2014 we terminated the employment agreement with Mr. August.

Outstanding Equity Awards at Fiscal Year-End Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of December 31, 2013.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)

John H. Marino, Jr., Chief Executive Officer	0	0	0	—	—	0	—	0	—

Timothy S. Hart, Chairman and Chief Financial Officer	0	0	0	—	—	0	—	0	—

Wayne A. August, President	0	0	0	—	—	0	—	0	—

Hamon Fytton, President	0	0	0	—	—	0	—	0	—

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At September 30, 2014 we had 37,887,244 shares of our common stock and 600,000 shares of our Series A preferred stock issued and outstanding, which represent our voting securities. Holders of our common stock are entitled to one vote per share and holders of our Series A preferred stock common stock are entitled to such number of votes equal to the number of shares of common stock into which the Series A preferred stock is convertible. Each share of Series A preferred is convertible into 94 shares of our common stock on a fully diluted basis.

The following table sets forth information regarding the beneficial ownership of both classes of our common stock as of June 30, 2014 by:

•

each person known by us to be the beneficial owner of more than 5% of either class of voting securities, assuming a conversion formula of 94 to 1 which means each one share of Series A preferred stock is entitled to 94 votes;

•	each of our directors;
•	each of our named executive officers; and
•	our named executive officers, directors and director nominees as a group.

Unless otherwise indicated, the business address of each person listed is in care of 2929 East Commercial Boulevard, PH-D, Fort Lauderdale, FL 33308. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our securities outstanding on that date and all shares of our securities issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares owned by them, except to the extent that power may be shared with a spouse.

	Common stock		Series A preferred stock		% total voting power
Name and address of beneficial owner	Shares	% of class	Shares	% of class

John H. Marino, Sr. (1)	73,983	0.2%	42,000	7.0%	4.3%
John H. Marino, Jr. (2)	1,096,041	2.9%	180,000	30.0%	19.1%
Timothy S. Hart	—	—	180,000	30.0%	18.0%
All officers and directors as a group (three persons)	1,170,024	3.1%	402,000	67.0%	41.4%
Neil Swartz	—	—	180,000	30.0%	18.0%
TBG Holdings Corp. (3)	25,207,959	66.5%	—	—	26.7%
TBG Investment Partners LLLP (4)	1,000,000	2.6%	—	—	1.1%
Brosman Holdings Inc. (5)	1,800,000	4.8%	—	—	1.9%
Larry Coe (6)	685,028	1.8%	18,000	3.0%	2.5%

———————

(1)

The number of shares of our common stock owned by John H. Marino, Sr. includes 68,503 shares of our common stock owned by UA DTD 05/25/2012 JHM LIVING TRUST, where John H. Marino, Sr. is a trustee, and 5,480 common shares owned by Patricia Marino, the wife of John H. Marino, Sr.

(2)

The number of shares of our common stock owned by Mr. Marino, Jr. includes 1,096,041 shares of our common stock and 180,000 shares of our Series A preferred stock owned of record by Harrison Holdings, LLC which is controlled by Mr. Marino, Jr.

(3)

The directors and majority shareholders of TBG Holdings Corp., include Timothy S. Hart and Neil Swartz.

(4)

The majority shareholder in TBG Investment Partners LLP is TBG Holdings Corp.

(5)

Mr. Fadi Hallak is the controlling manager of Brosman Holdings Inc. and has voting and dispositive control over the shares held by that entity.

(6)

The number of shares of common stock beneficially owned represents shares owned by Laurence I. Coe Trust of which Mr. Coe is trustee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Our former CEO from time to time, personally or through a company wholly-owned and controlled by him, provided advances to us for working capital purposes and received repayments. At any time a right of setoff existed between the CEO and his company's balances. At December 31, 2013 and 2012, we had a net payable to the former CEO of $-0- and $125,134, respectively. These advances were short-term in nature and non-interest bearing. During 2012 and 2013 we issued 100,000 shares and 1,150,000 shares, respectively, of our common stock in satisfaction of these related party advances.

In June 2013 we entered into an agreement with TBG, Neil Swartz, Tim Hart, Larry Coe, John H. Marino, Sr., Transportation Management Services, Inc. and John H. Marino, Jr. which superseded a prior agreement with TBG. Under the terms of this agreement, as amended, TBG was engaged to provide business advisory services, manage and direct our public relations, provide recruiting services, develop and maintain material for market makers and investment bankers, provide general administrative services, and respond to incoming investor relations calls. TBG also agreed to forgive $31,000 of working capital advances made to us. Under this agreement, we agreed to pay TBG a first month’s fee of $25,000 and thereafter a monthly fee of $10,000, and issued it 31,000,000 shares of our common stock valued at $31,000. Under the terms of the agreement we also issued an aggregate of 420,000 shares of our Series A preferred stock valued at $420 to four individuals who were related parties as well as parties to the June 2013 agreement as additional compensation for consulting and advisory services to be rendered to us. Finally, under the terms of the June 2013 agreement with TBG we issued 180,000 shares of our Series A preferred stock to John H. Marino, Jr., a related party, as consideration for the acquisition of TMS. At December 31, 2013 and 2012 we owed TBG $100,903 and $71,325, respectively in fees and expenses paid on our behalf, and at June 30, 2014 we owed it $192,503 for fees and expenses paid on our behalf.

In June 24, 2013 a lender which had lent us funds beginning in January 2010 assigned warrants it received in December 2010 to TBG for no consideration under the terms of a Conversion Agreement and Assignment of Warrants. These warrants expired in December 2013 unexercised.

We also utilize the services of a related party that provides accounting, tax and bookkeeping services to us. At June 30, 2014, we owed that related party $41,075 in fees.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we had not adopted formal policies and procedures for the review, approval or ratification of transactions with our executive officers, directors and significant shareholders. However, we intend that such transactions will, on a going-forward basis, be subject to the review, approval or ratification of our board of directors, or an appropriate committee thereof.

DESCRIPTION OF SECURITIES

Capital stock

Our authorized capital stock consists of 750,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of Series A preferred stock, par value $0.001. On September 30, 2014 there are 37,887,244 shares of common stock and 600,000 shares of Series A preferred stock issued and outstanding.

Common stock

The shares of common stock presently outstanding are fully paid and non-assessable. Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by stockholders. In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding. The common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions.

Holders of common stock are entitled to receive dividends, if and when declared by the board of directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

Preferred stock

General

Our board of directors has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences and the number of shares constituting any series or the designation of such series. While our articles of incorporation, as amended, and bylaws do not contain any provisions that may delay, defer or prevent a change in control, the issuance of preferred stock may have the effect of delaying or preventing a change in control or make removal of our management more difficult.

Series A convertible preferred stock

On July 2, 2013, we filed Certificate of Amendment to our articles of incorporation cancelling the original 5,000,000 shares Series A preferred stock and authorized a new Series A convertible preferred stock with, as amended, 1,000,000 shares authorized with a par of $0.001. A further amendment was made to the Certificate of Amendment which set forth the designations, rights and preferences of the Series A preferred stock as follows:

•

in the event of a liquidation, dissolution or winding up of our company, the holders are entitled to receive assets and funds on parity with the holders of our common stock and any class of our securities later created;

•	the shares are not entitled to receive any dividends and are not redeemable,
•

each share of Series A preferred stock is convertible at any time prior to September 30, 2015 at the option of the holder into 94 shares of our common stock on a fully diluted basis. The conversion, however, can only be made upon the approval of holders of more than 51% of the outstanding shares of Series A preferred stock, at which time all shares will convert into our common stock;

•	the conversion formula is subject to adjustment in the event of a sale, merger or consolidation of our company with another entity;
•

the shares of Series A preferred stock are entitled to such number of votes as equal the number of shares of our common stock into which the Series A preferred stock is convertible, based upon the then Conversion Formula, and the holders of the shares of Series A preferred and common stock vote together as one class on all matters submitted to a vote of our stockholders; and

•	the holders of 51% of the Series A preferred stock can agree to waive any provision of these designations.

On July 2, 2013 we issued 420,000 shares of the Series A preferred stock under the terms of the June 2013 agreement with TBG. In addition, on July 2, 2013 we also issued 180,000 shares to Harrison Holdings, LLC, a company controlled by Mr. Marino, Jr. an executive officer and director of our company, as consideration for the acquisition of TMS.

Transfer Agent

The transfer agent for our common stock is Pacific Stock Transfer Company. The transfer agent’s address is 4045 South Spencer Street, Las Vegas, Nevada 89119, and its telephone number is (702) 361-3033.

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon by Pearlman Schneider LLP, Boca Raton, Florida.

EXPERTS

The audited financial statements included in this prospectus and elsewhere in the registration have so been included in reliance upon the report of Baum & Company, P.A., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the registration statement, exhibits and schedules filed with the SEC at the SEC’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E. Washington, D.C. 20549. Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Under our Articles of Incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with:

•	a breach of the director's duty of loyalty to us or our stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law;
•	a transaction from which our director received an improper benefit; or
•	an act or omission for which the liability of a director is expressly provided under Nevada law.

In addition, our bylaws provides that we must indemnify our officers and directors to the fullest extent permitted by Nevada law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CONTINENTAL RAIL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2014	2013
	Unaudited
ASSETS

CURRENT ASSETS:
Cash	$986	$45,479
Total Current Assets	986	45,479

Total Assets	$986	$45,479

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable - related party	$205,725	$103,456
Accounts payable	220,358	58,936
Accrued expenses - related parties	389,842	247,683
Accrued expenses	38,333	43,822

Total Current Liabilities	854,258	453,897

STOCKHOLDERS' DEFICIT:
Convertible Preferred Series A stock, ($0.001 par value, 1,000.000 shares authorized; 600,000 issued and outstanding at June 30 2014 and December 31, 2013, respectively)	600	600
Common Stock ($0.001 Par Value; 750,000,000 shares authorized; 37,772,068 shares and 37,752,068 issued and outstanding at June 30, 2014 and December 31, 2013, respectively)	37,772	37,751
Additional paid-in capital	3,561,657	3,558,337
Accumulated deficit development stage	(3,016,912)	(3,016,912)
Accumulated deficit	(1,436,389)	(988,194)

Total Stockholders' Deficit	(853,272)	(408,418)

Total Liabilities and Stockholders' Deficit	$986	$45,479

See accompanying notes to these condensed consolidated financial statements

CONTINENTAL RAIL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

UNAUDITED

	For the Six Months Ended
	June 30,
	2014	2013
	Unaudited

Revenues	—	42,500

Operating Expenses
Professional fees	154,260	43,493
Professional fees - related party	101,075	60,000
Management fee - related party	1,250	17,466
Payroll and payroll related expenses	66,977	97,410
Other selling, general and administrative	29,633	58,039

Total Operating Expenses	353,195	276,408

Loss From Operations	(353,195)	(233,908)

Other Income (Expense):
Interest expense	—	(9,132)
Loss on failed investment	(95,000)	—

Total Other Income (Expense)	(95,000)	—

Net loss before provision for income taxes	(448,195)	(233,908)
Provision for income taxes	—	—
Net Loss	(448,195)	(233,908)

Net loss per common share - basic and diluted	(0.01)	(0.01)

Weighted average number of common shares outstanding- basic and diluted	37,761,626	31,366,643

See accompanying notes to these condensed consolidated financial statements

CONTINENTAL RAIL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

	For the Six Months Ended
	June 30
	2014	2013
	Unaudited
CASH FLOWS FROM OPERATING ACTIVITIES:
Loss from operations	$(448,195)	$(233,908)
Adjustments to reconcile loss from operations to net cash flows used in operating activities:
Stock-based compensation - related party	—	34,100
Increase (Decrease) in:
Accounts payable - related parties	102,270	15,175
Accounts payable	161,422	641
Accrued expenses - related parties	142,159	80,920
Accrued expenses	(5,489)	97,410
Overdraft liability	—	(219)
Accrued interest payable	—	—
Net Cash Flows Used in Continuing Operations	(47,833)	(5,881)

Net Cash Flows Used in Operating Activities	(47,833)	(5,881)

CASH FLOWS FROM FINANCING ACTIVITIES:
Reduction of debt	—	—
Net change in par value	—	(4,400)
Proceeds from issuance of common stock	3,340	102,500
Net Cash Flows Provided by Financing Activities	3,340	98,100

Net Increase (Decrease) in Cash	(44,493)	92,219

Cash - beginning of period	45,479	—

Cash - end of period	$986	$92,219

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$—	$—
Income Taxes	$—	$—

NON CASH INVESTING AND FINANCING ACTIVITIES:
Conversion of debt for common stock	$—	$128,550
Conversion of accrued interest payable for stock	$—	$45,558
Conversion of accrued expenses - related party to common stock	$—	$126,034

See accompanying notes to these condensed consolidated financial statements

CONTINENTAL RAIL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

For the Six Months Ended June 2014 (Unaudited) and For the Years Ended December 31, 2013 and 2012

								Accumulated
	Series A Voting		Convertible					Deficit
	Preferred Stock		Preferred Stock		Common Stock		Additional	During the		Total
	$0.001 Par Value		$0.001 Par Value		$0.001 Par Value		Paid-in	Development	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Deficit	(Deficit)

Balance at December 31, 2011	3,100,000	$3,100	—	$—	13,030	13	$2,506,553	$(2,865,005)	$—	$(355,339)

Issuance of common stock in connection with debt conversion ($0.06 - $0.20 per share)	—	—	—	—	117,500	118	20,932	—	—	21,050
Issuance of common stock for cash ($2.00 per share)	—	—	—	—	26,500	27	52,973	—	—	53,000
Issuance of preferred stock for services ($0.001 per share) - related party	1,900,000	1,900	—	—	—	—	—	—	—	1,900
Net loss for the year 2012	—	—	—	—	—	—	—	(151,907)	—	(151,907)
Balance at December 31, 2012	5,000,000	$5,000	—	$—	157,030	$158	2,580,458	$(3,016,912)	—	$(431,296)

Cancellation of Preferred Series A voting shares	(5,000,000)	(5,000)	—	—	—	—	5,000	—	—	—
Issuance of Series A convertible preferred shares - related parties	—	—	600,000	600	—	—	—	—	—	600
Issuance of common stock in connection with debt conversion	—	—	—	—	20,000	20	183,220	—	—	183,240
Issuance of common stock in connection with debt conversion - related party	—	—	—	—	1,150,000	1,150	113,850	—	—	115,000
Issuance of common stock for services ($0.001 per share) - related party	—	—	—	—	31,020,000	31,020	8,980	—	—	40,000
Issuance of common stock for cash ($0.05 - $0.45 per share)	—	—	—	—	2,318,222	2,318	361,233	—	—	363,551
Issuance of common stock for services ($0.10 - $0.45 per share)	—	—	—	—	3,086,816	3,086	305,596	—	—	308,682
Net loss for the year 2013	—	—	—	—	—	—	—	—	(988,193)	(988,193)
Balance at December 31, 2013	—	$—	600,000	$600	$37,752,068	$37,752	$3,558,337	$(3,016,912)	$(988,193)	$(408,416)

Issuance of common stock for cash ($0.17 per share)	—	—	—	—	20,000	20	3,320	—	—	3,340
Net loss for the 6 months ended June 30, 2014	—	—	—	—	—	—	—	—	(448,195)	(448,195)
Balance at June 30, 2014 (Unaudited)	—	$—	600,000	$600	37,772,068	$37,772	$3,561,657	$(3,016,912)	$(1,436,388)	$(853,271)

See accompanying notes to these condensed consolidated financial statements

CONTINENTAL RAIL CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2014

Note 1 - Organization and Nature of Operations

Continental Rail Corp (the "Company") was incorporated on December 21, 1998 under the laws of the State of Nevada under the name of IP Gate, Inc. In 2002, IP Gate, Inc. changed its name to Action Stocks, Inc. and on June 23, 2003, Action Stocks, Inc. changed its name to Specialized Home Medical Services, Inc. Through December 2006 the Company was in the durable medical equipment business through its subsidiary Classic Health, and from January 3, 2006 to June 30, 2009 was in the business of cataloguing and valuing stamps through its South East Stamp Sales subsidiary. On October 29, 2007, Specialized Home Medical Services, Inc. changed its name to IGSM Group, Inc. During 2011 and 2012 the Company focused on researching and identifying potential merger and acquisition opportunities for investment and operating. Late December 2012, the Company contracted the services of TBG Holdings Corporation who assisted with restructuring the Company ("TBG") into a short line and regional freight railroad holding company that will selectively invest in short line and regional freight railroad properties and railroad rolling stock. On July 10, 2013 the Company changed its name to Continental Rail Corp.

The Company has two wholly-owned subsidiaries, Continental Rail Leasing Corp (a Florida corporation) and Transportation Management, Inc., (a Michigan corporation). These subsidiaries are currently inactive.

On 4th April 2014, the Company registered Continental Rail Leasing, Corp., an Alberta Canada extra-provincial corporation, in order to conduct railcar leasing business in Canada. The subsidiary has a registered office in Calgary Alberta at the office of our registered agent. The entity is referred to as Continental Rail Leasing Corp Canada (CRLC-Canada).

In April, 2014, Company began negotiating a definitive agreement with GATX and subsidiaries to acquire existing railcars and their corresponding lease contracts. A total of up to 1961 railcars of various types and ages are included in the pending agreement which are located in the US and Canada. The pending agreement is conditional on the Company having sufficient capital to complete the transaction, which it presently does not have.

Note 2 – Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $448,195 and net cash used in operations of $47,833 for the six months ended June 30, 2014, and a working capital and stockholders' deficit of $853,272 at June 30, 2014. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Since inception, the Company has funded operations through short-term borrowings, related party loans, and the proceeds from equity sales in order to meet its strategic objectives. The Company's future operations are dependent upon its ability to increase revenues along with additional external funding as needed. Management believes that sufficient funding will be available from increased revenues through contracts with short line railroads along with private equity sales and short term borrowings to meet its business objectives, including its anticipated cash needs for working capital for a reasonable period of time. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its projects.

CONTINENTAL RAIL CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2014

Note 3 - Summary of Significant Accounting Policies

Basis of presentation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Development Stage Company

Through the year ended December 31, 2012, the Company was considered a development stage company as it was devoting substantially all of its efforts on establishing a new business strategy and the planned principal operations have not fully commenced. As of January 2013, CRC exited the development stage as the planned operations were fully in place and contracts were/are being negotiated and revenue has begun to be generated. The Company started up with substantial professional personnel to obtain management's revenue opportunities.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future non-conforming events. Accordingly, the actual results could differ significantly from estimates.

Risks and Uncertainties

The Company's operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure.

Cash and Cash Equivalents

The Company maintains cash balances at two financial institutions. The Company considers all highly liquid instruments purchased with an original maturity of three months or less and money market accounts to be cash equivalents. The Company had no cash equivalents at June 30, 2014.

Income Taxes

The Company accounts for income taxes using the liability method prescribed by ASC 740, "Income Taxes". Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

CONTINENTAL RAIL CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2014

Pursuant to accounting standards related to the accounting for uncertainty in income taxes, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more- likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than -not recognition threshold should be recognized in the first subsequent period in which the threshold d is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. The accounting standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition.

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin No. 104 for revenue recognition.

The Company records revenue when all of the following have occurred; (1) persuasive evidence of an arrangement exists, (2) service delivery has occurred, (3) the sales price to the customer is fixed or determinable, and (4) collectability is reasonably assured.

Revenue is recognized at point of sale, with no further obligations.

Share Based Payment Arrangements

The Company applies the fair value method of ASC 718 "Share Based Payment", in accounting for its stock based compensation. This standard states that compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. The Company values the stock based compensation at the market price for the Company's stock as of the date of issuance.

Net Loss Per Share

Basic earnings per share ("EPS") is computed by dividing the net loss attributable to the Company that is available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted EPS gives effect to all dilutive potential shares of common stock outstanding during the period including stock warrants using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of warrants) and convertible debt or convertible preferred stock using the if-converted method. Diluted EPS excludes all dilutive potential of shares of common stock if their effect is anti-dilutive.

Fair Market Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

CONTINENTAL RAIL CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2014

The following are the hierarchical levels of inputs to measure fair value:

•	Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

•

Level 2: Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•

Level 3: Unobservable inputs reflecting the Company's assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The Company's financial instruments consisted primarily of accounts payable, accrued liabilities, amounts due to related parties, and debt. The Company's debt approximates fair value based upon current borrowing rates available to the Company for debt with similar maturities. The carrying amounts of the Company's financial instruments generally approximated their fair values as of June 30, 2014 due to the short-term nature of these instruments

Recent Accounting Pronouncements

The Financial Accounting Standards Board ("FASB") issued an Accounting Standard Update ("ASU") 2013-11 "Presentation of an Unrecognized Tax Benefit When a New Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists" in July 2013, ASU 2013-12 "Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income (Topic 220)" in February 2013 and 2013-01 "Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities" in January 2013. Management believes that these standards will not materially impact our financial statements

The Company follows FASB Accounting Standards Codification ("ASC") 855 "Subsequent Event". ASC 855 offers assistance and establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. ACS 855 does not result in material changes in the subsequent events that an entity reports. This guidance requires disclosure of the date through which events subsequent to the Balance Sheet date have been evaluated and whether such date represents the date the financial statements were issued or were available to be issued. Management evaluated events occurring between the balance sheet date of June 30, 2014, and when the financial statements were available to be issued.

Note 4 – Stockholders Equity (Deficit)

(a)

Preferred stock

On July 2, 2013, the Company's Board of Directors voted unanimously to amend its Articles of Incorporation to cancel the 5,000,000 authorized and issued Series A Preferred shares to be effective July 1, 2013.

On July 2, 2013 the company amended its Articles of Incorporation to designate a new Series A Preferred Convertible Stock that shall rank on parity with the Company's Common Stock with an effective date of July 1, 2013.The shares of the Series A Convertible Preferred Stock convert into shares of the Company's Common Stock.

On July 2, 2013, the Board of Directors voted to retire the 5,000,000 shares of the Series A Preferred Stock that were authorized, issued and outstanding with an effective date of July 1, 2013.

CONTINENTAL RAIL CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2014

On July 2, 2013 the Board approved an amendment to the articles of incorporation designating a new series of preferred stock as "Series A Convertible Preferred Stock" which designation became effective July 1, 2013. The Preferred Convertible Series A will have 1 million shares authorized as amended. This Series will rank on par with the Company's common stock with regards to distribution of assets upon liquidation, dissolution or winding up of the Company. The holders of Series A Convertible Preferred Stock shall, at any time, be able to convert 1 (one) share of the Series A Preferred Stock into 94 shares of fully paid and non-assessable shares of Common stock on a fully diluted basis at the time of conversion, at the then current price (the Conversion Formula) as of the Conversion Date (as defined below). The Conversion will occur no later than September 2015 upon the approval of holders of a majority of the Series A Convertible Preferred Stock at which time all shares of the Series A Preferred Stock shall automatically convert into shares of Common Stock based upon the Conversion Formula unless the majority of the shareholders vote to roll the Series A Convertible Preferred Stock into a new Series of Preferred Stock.

The voting rights of the Series A Convertible Preferred Stock shall vote together with the common stock. The number of votes for the Series A Preferred Stock shall be the same number as the amount of shares of common stock that would be issued upon conversion pursuant to the Conversion formula.

On July 2, 2013, 600,000 shares were issued to various individuals for services and acquisition of TMS as follows:

1)	180,000 shares of the Series A Convertible Preferred Stock were issued to the former Chairman for services rendered to the Company and were valued at the fair value on the date of grant, $180.00.

2)	180,000 shares of the Series A Convertible Preferred Stock were issued to the Treasurer and CFO for services rendered to the Company and were valued at the fair value on the date of grant, $180.00.

3)	60,000 shares of the Series A Convertible Preferred Stock were issued to two employees for services rendered to the Company and were valued at the fair value on the date of grant, $60.00.

4)

180,000 shares of the Series A Convertible Preferred Stock were issued to an employee of the Company to acquire the shares of Transportation Management Services, Inc. ("TMS"). This employee is the sole shareholder of TMS. The 180,000 Series A convertible preferred shares were valued at fair value on the dates of grant, and the Company recorded an investment of $180.00.

(b)

Common stock

On January 2, 2013, the Company issued 31,000,000 shares of Common Stock to a related party for services. The stock was valued at $31,000 or $0.001 per share.

On June 23, 2013, the Company converted $115,000 due to a related party in to 1,150,000 shares of Common Stock.

On June 24, 2013, the Company converted $170,000 in outstanding principal and accrued interest into 20,000 shares of Common Stock.

On July 10, 2013 the Company also affected a 1-for-200 reverse stock split of their common stock with an effective date of July 25, 2013. All share and per share amounts in this document have been changed to give effect to the reverse stock split.

On July 15, 2013, the Company issued 2,000,000 shares to an outside consultant for services. The stock was valued at $200,000 or $0.10 per share.

On July 15, 2013, the Company issued 1,086,816 shares to Company's president for executive equity as per the employment agreement. The stock was valued at $0.10 per share.

CONTINENTAL RAIL CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2014

Between March 19, 2013 and June 30, 2013 the Company sold 1,855,000 shares of its Common Stock through a Private Placement Memorandum (PPM) for a total of $168,740. The shares were sold at a price ranging from $0.05/share to $0.125/share. This PPM has been closed out.

In July, 2013 a new PPM was issued offering 2,000,000 common shares at $0.45/share to investors who meet CRC's suitability standards. Maximum to be raised is $900,000. Between July 1, 2013 and December 31, 2013 the Company has sold 463,222 shares for a total of $208,050.

In December 2013, the Company issued 20,000 shares of Common Stock to a related party for services. The stock was valued at $0.45 per share.

In January 2014, the company issued 20,000 shares of its Common Stock through for cash at a price of $0.17/share.

Note 5 – Related Party Transactions

Due to Related Parties

The Company's former CEO from time to time, personally or through a Company wholly-owned and controlled by him, provided advances to the Company for working capital purposes and received repayments. At any time a right of setoff existed between the CEO and his Company's balances. At June 30, 2014 Company had a net payable to the former CEO of $-0-. These advances were short-term in nature and non-interest bearing.

The Company also paid/accrued the aforementioned company a Consulting Fee for services rendered during the three months ended March 31, 2013.

From time to time the Company converts the related party advances into the Company's Common Stock. (See Note 4 (b) for the conversion of advances on January 20, 2012 and June 23, 2013.)

On December 18, 2012, the Company entered into a two year agreement with TBG Holdings, Inc. ("TBG") to provide certain administrative services and other business advisory services. The agreement called for a fee $45,000 fee for administrative services. In addition the terms of the agreement, called for the Company to pay TBG for business advisory services as follows: $25,000 for the first month and $10,000 per month thereafter until the services have been completed. At June 30, 2014 the Company owes TBG Holdings, Inc. $192,503 in fees and expenses paid on the Company's behalf.

In 2013 Company entered into an additional agreement with TBG, whereby certain terms of the December 18, 2012 agreement have been superseded. In consideration for administrative services to be rendered, the Company is to issue TBG 31,000,000 shares of common stock and the new agreement still provided for the agreed upon monthly advisory fee of $10,000.

The Company also utilizes the services of a related party that provides accounting, tax and bookkeeping services to the Company. At June 30, 2014 the Company owes R3Accounting, LLC $41,075 in fees and services provided to the Company.

CONTINENTAL RAIL CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2014

Note 6 – Pending Legal Matters

In January 2014 the Company was named as a co-defendant in a civil law proceeding in Broward County Florida. The complaint alleges a contract dispute between the Company's major shareholders' and various parties that are unrelated to the Company. The plaintiffs alleged the Company engaged in a breach of fiduciary duty, tortious interference with business relations and a fraudulent transfer of assets. The management plans a vigorous defense and it believes there is no basis for these allegations. Management is also exploring possible counterclaims against the plaintiffs. The Company's legal counsel has opined that an unfavorable outcome of this case is deemed remote and any possible loss is deemed immaterial. No adjustment has been reflected on the financial statements regarding this matter.

As of June 30, 2014 there has been no new development in this matter.

Note 7 – Subsequent Events

On July 15, 2014, the Company issued 100,000 shares of its Common Stock to an outside consultant at a consideration of $0.45/ share as per the amended independent consulting agreement dated June 24, 2014.

The Company has reviewed their books and records from the end of the quarter through the date of issuance of these Financial Statements and have determined there are no additional Subsequent Events.

Baum & Company, P.A.

Certified Public Accountants

1688 Meridian Avenue, Suite 504

Miami Beach, Florida 33139

(954)752-1712

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors

Continental Rail Corp. and Subsidiaries

Fort Lauderdale, FL

We have audited the accompanying consolidated balance sheets of Continental Rail Corp. and Subsidiaries as of December 31, 2013 and 2012 and the related consolidated statements of operations, cash flows and stockholders' equity for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the consolidated financial position of Continental Rail Corp. and Subsidiaries as of December 31, 2013 and 2012 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company incurred significant losses from operations, and because of these losses, the Company has a working capital deficiency, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Miami Beach, Florida

February 28, 2014

/s/ Baum & Company, P.A.

CONTINENTAL RAIL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2013	2012

ASSETS

CURRENT ASSETS:
Cash	$45,479	$—
Total Current Assets	45,479	—

OTHER ASSETS
Security deposit	—	901
Total Other Assets	—	901

Total Assets	$45,479	$901

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Notes payable, net	$—	$128,551
Accounts payable - related party	103,456	71,325
Accounts payable	58,936	23,078
Accrued expenses - related parties	247,683	125,134
Accrued expenses	43,822	38,333
Accrued interest payable	—	45,558
Overdraft liability	—	219

Total Current Liabilities	453,897	432,198

STOCKHOLDERS' DEFICIT:
Series A voting preferred stock ($0.001 Par Value; 5,000,000 shares authorized; 0 and 5,000,000 shares issued and outstanding at December 31, 2013 and December 31, 2012 respectively; $0 liquidation preference)	—	5,000
Convertible Preferred Series A stock, ($0.001 par value, 1,000.000 shares authorized; 600,000 issued and outstanding at December 31 2013 )	600	—
Common Stock ($0.001 Par Value; 750,000,000 shares authorized; 37,752,068 shares and 157,030 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively)	37,752	158
Additional paid-in capital	3,558,337	2,580,458
Accumulated deficit development stage	(3,016,913)	(3,016,913)
Accumulated deficit	(988,193)	—

Total Stockholders' Deficit	(408,417)	(431,297)

Total Liabilities and Stockholders' Deficit	$45,479	$901

See accompanying notes to these consolidated financial statements

CONTINENTAL RAIL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

	For the Years Ended
	December 31,
	2013	2012

Revenues	$42,500	$—

Operating Expenses
Professional fees	$371,534	$12,120
Professional fees - related party	115,600	71,900
Management fee - related party	—	36,000
Consulting fee	37,383	—
Payroll and payroll related expenses	335,535	—
Other selling, general and administrative	161,509	13,914

Total Operating Expenses	1,021,561	133,934

Loss From Operations	(979,061)	(133,934)

Other Income (Expense):
Interest expense	(9,132)	(17,974)

Total Other Income (Expense)	(9,132)	(17,974)

Net loss before provision for income taxes	(988,193)	(151,908)
Provision for income taxes	—	—
Net Loss	$(988,193)	$(151,908)
Notes payable, net
Net loss per common share - basic and diluted	$(0.03)	$(1.17)

Weighted average number of common shares outstanding- basic and diluted	34,221,480	129,908

See accompanying notes to these consolidated financial statements

CONTINENTAL RAIL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Loss from operations	$(988,193)	$(151,908)
Adjustments to reconcile loss from operations to net cash flows used in operating activities:
Stock-based compensation - related party	40,600	1,900
Stock-based compensation	308,682	—
(Increase) Decrease in:
Security deposit	901	(450)
Increase (Decrease) in:
Accounts payable - related parties	32,131	71,325
Accounts payable	35,858	(934)
Accrued expenses – related party	247,682	—
Accrued expenses	5,488	—
Overdraft liability	(219)	219
Accrued interest payable	(1,002)	17,974
Net Cash Flows Used in Continuing Operations	(318,072)	(61,874)

Net Cash Flows Used in Operating Activities	(318,072)	(61,874)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds (repayments) from related parties	—	43,041
Proceeds from issuance of common stock	363,551	53,000
Payments on note payable	—	(35,000)
Net Cash Flows Provided by Financing Activities	363,551	61,041

Net Increase (Decrease) in Cash	45,479	(833)

Cash - beginning of period	—	833

Cash - end of period	$45,479	$—

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$—	$—
Income Taxes	$—	$—

NON CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of 1,086,816 shares of Common Stock for services related party	$108,682	$—
Issuance of 2,000,000 shares of Common Stock for consulting services	$200,000	$—
Issuance of 31,020,000 shares of Common Stock for services related party	$40,000	$—
Issuance of 600,000 shares of Preferred Stock for services related party	$600	$—
Cancellation of 5,000,000 shares of Series A preferred stock	$5,000
Issuance of 20,000 shares of Common Stock for conversion of debt	$183,240	$—
Issuance of 1,150,000 shares of Common stock for conversion of related party debt	$115,000	$—

See accompanying notes to these consolidated financial statements

CONTINENTAL RAIL CORP. AND SUBSIDIARIES

 CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

 For the Years Ended December 31, 2013 and 2012

								Accumulated
	Series A Voting		Convertible					Deficit
	Preferred Stock		Preferred Stock		Common Stock		Additional	During the		Total
	$0.001 Par Value		$0.001 Par Value		$0.001 Par Value		Paid-in	Development	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Deficit	(Deficit)

Balance at December 31, 2011	3,100,000	$3,100	—	$—	13,030	13	$2,506,553	$(2,865,005)	$—	$(355,339)

Issuance of common stock in connection with debt conversion ($0.06 - $0.20 per share)					117,500	118	20,932	—	—	21,050

Issuance of common stock for cash ($2.00 per share)					26,500	27	52,973	—	—	53,000

Issuance of preferred stock for services ($0.001 per share) - related party	1,900,000	1,900			—	—	—	—	—	1,900

Net loss for the year 2012	—	—	—	—	—	—	—	(151,908)	—	(151,908)

Balance at December 31, 2012	5,000,000	$5,000	—	$—	157,030	$158	2,580,458	$(3,016,913)	—	$(431,297)

Cancellation of Preferred Series A voting shares	(5,000,000)	(5,000)	—	—	—	—	5,000	—	—	—

Issuance of Series A convertible preferred shares - related parties	—	—	600,000	600	—	—	—	—	—	600

Issuance of common stock in connection with debt conversion	—	—	—	—	20,000	20	183,220	—	—	183,240

Issuance of common stock in connection with debt conversion - related party	—	—	—	—	1,150,000	1,150	113,850	—	—	115,000

Issuance of common stock for services ($0.001 per share) - related party	—	—	—	—	31,020,000	31,020	8,980	—	—	40,000

Issuance of common stock for cash ($0.05 - $0.45 per share)	—	—	—	—	2,318,222	2,318	361,233	—	—	363,551

Issuance of common stock for services ($0.10 - $0.45 per share)	—	—	—	—	3,086,816	3,086	305,596	—	—	308,682

Net loss for the year 2013	—	—	—	—	—	—	—	—	(988,193)	(988,193)

Balance at December 31, 2013	—	$—	600,000	$600	37,752,068	$37,752	$3,558,337	$(3,016,913)	$(988,193)	$(408,417)

See accompanying notes to these consolidated financial statements

CONTINENTAL RAIL CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Note 1 - Organization and Nature of Operations

Continental Rail Corp (the "Company") was incorporated on December 21, 1998 under the laws of the State of Nevada under the name of IP Gate, Inc. In 2002, IP Gate, Inc. changed its name to Action Stocks, Inc. and on June 23, 2003, Action Stocks, Inc. changed its name to Specialized Home Medical Services, Inc. Through December 2006 the Company was in the durable medical equipment business through its subsidiary Classic Health, Inc. and from January 3, 2006 to June 30, 2009 was in the business of cataloguing and valuing stamps through its South East Stamp Sales, Inc. subsidiary. On October 29, 2007, Specialized Home Medical Services, Inc. changed its name to IGSM Group, Inc. During 2011 and 2012 the Company focused on researching and identifying potential merger and acquisition opportunities for investment and operating. Late December 2012, the Company contracted the services of TBG Holdings Corporation who assisted with restructuring the Company (“TBG”) into a short line and regional freight railroad holding company that will selectively invest in short line and regional freight railroad properties and railroad rolling stock. On July 10, 2013 the Company changed its name to Continental Rail Corp.

The Company has two wholly-owned subsidiaries, Continental Rail Leasing Corp (a Florida corporation) and Transportation Management, Inc., (a Michigan corporation). These subsidiaries are currently inactive.

Note 2 – Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $988,193 and net cash used in operations of $318,072 for the year ended December 31, 2013, and a working capital and stockholders’ deficit of $408,417 at December 31, 2013. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Since inception, the Company has funded operations through short-term borrowings, related party loans, and the proceeds from equity sales in order to meet its strategic objectives. The Company's future operations are dependent upon its ability to increase revenues along with additional external funding as needed. Management believes that sufficient funding will be available from increased revenues through contracts with short line railroads along with private equity sales and short term borrowings to meet its business objectives, including its anticipated cash needs for working capital for a reasonable period of time. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its projects.

Note 3 - Summary of Significant Accounting Policies

Basis of presentation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Development Stage Company

Through the year ended December 31, 2012, the Company was considered a development stage company as it was devoting substantially all of its efforts on establishing a new business strategy and the planned principal operations have not fully commenced. As of January 2013, CRC exited the development stage as the planned operations fully in place and contracts and revenue being generated. The Company started up with substantial professional personnel to obtain management revenue opportunities.

CONTINENTAL RAIL CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future non-conforming events. Accordingly, the actual results could differ significantly from estimates.

Risks and Uncertainties

The Company’s operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure.

Cash and Cash Equivalents

The Company maintains cash balances at two financial institutions. The Company considers all highly liquid instruments purchased with an original maturity of three months or less and money market accounts to be cash equivalents. The Company had no cash equivalents at December 31, 2013 or December 31, 2012, respectively.

Advertising and Marketing

The Company's policy is to expense advertising and marketing costs as incurred. For the twelve months ended December 31, 2013 and 2012, the Company did not incur any advertising expenses.

Income Taxes

The Company accounts for income taxes using the liability method prescribed by ASC 740, "Income Taxes". Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

Pursuant to accounting standards related to the accounting for uncertainty in income taxes, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more- likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than -not recognition threshold should be recognized in the first subsequent period in which the threshold d is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. The accounting standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. As of December 31, 2013, the Company does not believe it has any uncertain tax positions that would result in the Company having any liability to the taxing authorities. Interest related to the unrecognized tax benefits is recognized in the financial statements as a component of income taxes.

CONTINENTAL RAIL CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

At December 31, 2013, the Company have available $4,005,106 of NOL’s which expire in various years beginning in 2029 and carrying forward through 2032.

The tax effects of significant items comprising the Company's net deferred taxes as of December 31, 2013 and 2012 were as follows:

	December 31,
	2013	2012

Cumulative NOL	$4,005,106	$3,016,913

Deferred tax asset attributable to:
Net operating loss carry forwards	$1,361,756	$1,025,750
Valuation allowance	(1,361,756)	(1,025,750)
Total	$—	$—

The Company files federal income tax returns subject to statutes of limitations.

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 for revenue recognition.

The Company records revenue when all of the following have occurred; (1) persuasive evidence of an arrangement exists, (2) service delivery has occurred, (3) the sales price to the customer is fixed or determinable, and (4) collectability is reasonably assured.

Revenue is recognized at point of sale, with no further obligations.

Share Based Payment Arrangements

The Company applies the fair value method of ASC 718 “Share Based Payment”, in accounting for its stock based compensation. This standard states that compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. The Company values the stock based compensation at the market price for the Company’s stock as of the date of issuance.

Net Loss Per Share

Basic earnings per share (“EPS”) is computed by dividing the net loss attributable to the Company that is available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted EPS gives effect to all dilutive potential shares of common stock outstanding during the period including stock warrants using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of warrants) and convertible debt or convertible preferred stock using the if-converted method. Diluted EPS excludes all dilutive potential of shares of common stock if their effect is anti-dilutive.

CONTINENTAL RAIL CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Fair Market Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

Level 1:	Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2:

Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3:

Unobservable inputs reflecting the Company’s assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The Company’s financial instruments consisted primarily of accounts payable, accrued liabilities, amounts due to related parties, and debt. The Company’s debt approximates fair value based upon current borrowing rates available to the Company for debt with similar maturities. The carrying amounts of the Company’s financial instruments generally approximated their fair values as of December 31, 2013 and 2012, respectively, due to the short-term nature of these instruments

Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) issued an Accounting Standard Update (“ASU”) 2013-11 “Presentation of an Unrecognized Tax Benefit When a New Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists” in July 2013, ASU 2013-12 “Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income (Topic 220)” in February 2013 and 2013-01 “Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities” in January 2013. Management believes that these standards will not materially impact our financial statements

The Company follows FASB Accounting Standards Codification (“ASC”) 855 “Subsequent Event”. ASC 855 offers assistance and establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. ACS 855 does not result in material changes in the subsequent events that an entity reports. This guidance requires disclosure of the date through which events subsequent to the Balance Sheet date have been evaluated and whether such date represents the date the financial statements were issued or were available to be issued. Management evaluated events occurring between the Balance sheet date of December 31, 2013, and when the financial statements were available to be issued.

Note 4 – Notes Payable

On January 27, 2010, the Company entered into a convertible promissory note with an entity in the amount of $90,000 in exchange for cash. The original promissory note was convertible at the holder's option into shares of the Company's common stock at a conversion price equal to $0.1875 upon the delivery of the note of conversion to the Company. The convertible promissory note had a one-year term and accrues interest at 14% per year.

CONTINENTAL RAIL CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

On December 6, 2010, the note was amended. The new amount of the note became $102,000 to reflect an additional advance of $12,000. The conversion price changed from $0.1875 to $0.06 reflecting post reverse pricing. The note became payable on demand subsequent to the initial one year due date.

During the year ended December 31, 2012, the Company converted $1,050 of the then outstanding balance of debt and accrued interest, into 17,500 shares of common stock. This resulted in a principal balance at December 31, 2012 of $50,050 plus accrued interest of $32,719.

In addition, during December 2010, the Company entered into a note payable in the amount of $10,000 with the same entity that holds the convertible note payable. The note is payable on demand and accrues interest at 7% per annum. The Company received an additional $103,500 in advances under this note in 2011, resulting in a balance due of $113,500 at December 31, 2011. During 2012, the Company made payments under this note totaling $35,000, resulting in a principal balance at December 31, 2012 of $78,500.

On June 24, 2013, the Company entered into an agreement to convert $170,000 of the combined unpaid principle and accrued and interest into 20,000 common shares of the Company. The convertible note balance of $50,050 plus accrued interest of $38,634, along with the demand note payable in the amount of $78,500 plus accrued interest of $15,948 totaled $183,132. The balance of $13,132 was adjusted to APIC.

Note 5 – Stock Transactions

(a)

Preferred stock

The Company's original Series A Preferred Stock was not convertible into common stock of the Company. The Series A Preferred Stock have super voting rights with the equivalent of 100 common share votes for each Series A Preferred Share. The Series A Preferred shareholder is entitled to vote on any and all matters brought to a vote of shareholders of Common Stock. The Series A does not have any stated liquidation preference value. The outstanding shares of Series A Preferred Stock are not subject to redemption by the Company.

On December 14, 2012, 1,900,000 shares were issued for services at a value of $1900. As of December 31, 2012, there were 5,000,000 shares of Series A Preferred stock issued and outstanding, which were subsequently canceled and contributed to APIC.

On July 2, 2013, the Company’s Board of Directors voted unanimously to amend its Articles of Incorporation to cancel the 5,000,000 authorized and issued Series A Preferred shares to be effective July 1, 2013.

On July 2, 2013 the company amended its Articles of Incorporation to designate a new Series A Preferred Convertible Stock that shall rank on parity with the Company’s Common Stock with an effective date of July 1, 2013. The shares of the Series A Convertible Preferred Stock convert into shares of the Company’s Common Stock.

On July 2, 2013, the Board of Directors voted to retire the 5,000,000 shares of the Series A Preferred Stock that were authorized, issued and outstanding with an effective date of July 1, 2013.

CONTINENTAL RAIL CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

On July 2, 2013 the Board approved an amendment to the articles of incorporation designating a new series of preferred stock as “Series A Convertible Preferred Stock” which designation became effective July 1, 2013. The Preferred Convertible Series A will have 1 million shares authorized as amended. This Series will rank on par with the Company’s common stock with regards to distribution of assets upon liquidation, dissolution or winding up of the Company. The holders of Series A Convertible Preferred Stock shall, at any time, be able to convert 1 (one) share of the Series A Preferred Stock into 94 shares of fully paid and non-assessable shares of Common stock on a fully diluted basis at the time of conversion, at the then current price (the Conversion Formula) as of the Conversion Date (as defined below). The Conversion will occur no later than March 31 2014 upon the approval of holders of a majority of the Series A Convertible Preferred Stock at which time all shares of the Series A Preferred Stock shall automatically convert into shares of Common Stock based upon the Conversion Formula unless the majority of the shareholders vote to roll the Series A Convertible Preferred Stock into a new Series of Preferred Stock.

The voting rights of the Series A Convertible Preferred Stock shall vote together with the common stock. The number of votes for the Series A Preferred Stock shall be the same number as the amount of shares of common stock that would be issued upon conversion pursuant to the Conversion formula.

On July 2, 2013, 600,000 shares were issued to various individuals for services and acquisition of TMS as follows:

1)

180,000 shares of the Series A Convertible Preferred Stock were issued to the former Chairman for services rendered to the Company and were valued at the fair value on the date of grant (January 2013), $180.

2)

180,000 shares of the Series A Convertible Preferred Stock were issued to the Treasurer and CFO for services rendered to the Company and were valued at the fair value on the date of grant (January 2013), $180.

3)	60,000 shares of the Series A Convertible Preferred Stock were issued to two employees for services rendered to the Company and were valued at the fair value on the date of grant (January 2013), $60.

4)

180,000 shares of the Series A Convertible Preferred Stock were issued to an employee of the Company to acquire the shares of Transportation Management Services, Inc. (“TMS”). This employee is the sole shareholder of TMS. The 180,000 Series A convertible preferred shares were valued at fair value on the dates of grant (January 2013).

(b) Common stock

During 2012, the Company issued 17,500 shares of its common stock upon the conversion of convertible debt and accrued interest of $1,050, which represents the fair value of the excess common shares issued upon the debt conversion valued at $0.06 per share.

On January 20, 2012, the Company issued 100,000 of its common stock valued at $0.20 per share to a related party to convert debt of $20,000.

During 2012, the Company sold 26,500 shares of its Common Stock for a total of $53,000 at a price of $2.00 per share

In June 2013, the Company issued 31,000,000 shares of Common Stock to a related party for services. The stock was valued at $31,000 or $0.001 per share.

On June 23, 2013, the Company converted $115,000 due to a related party in to 1,150,000 shares of Common Stock.

On June 24, 2013, the Company converted $170,000 in outstanding principal and accrued interest into 20,000 shares of Common Stock.

On July 10, 2013 the Company also affected a 1-for-200 reverse stock split of their common stock with an effective date of July 25, 2013. All share and per share amounts in this document have been changed to give effect to the reverse stock split.

CONTINENTAL RAIL CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

On July 15, 2013, the Company issued 2,000,000 shares to an outside consultant for services. The stock was valued at $2,000,000 or $0.10 per share.

On July 15, 2013, the Company issued 1,086,816 shares to Company’s president for executive equity as per the employment agreement. The stock was valued at $0.10 per share.

Between March 19, 2013 and June 30, 2013 the Company sold 1,855,000 shares of its Common Stock through a Private Placement Memorandum (PPM) for a total of $155,501. The shares were sold at a price ranging from $0.05 per share to $0.125 per share. This PPM has been closed out.

In July, 2013 a new PPM was issued offering 2,000,000 common shares at $0.45 per share to investors who meet CRC’s suitability standards. Maximum to be raised is $900,000. Between July 1, 2013 and December 31, 2013 the Company has sold 463,222 shares for a total of $208,050.

In December 2013, the Company issued 20,000 shares of Common Stock to a related party for services. The stock was valued at $0.45 per share.

Note 6 – Related Party Transactions

Due to Related Parties

The Company's former CEO from time to time, personally or through a Company wholly-owned and controlled by him, provided advances to the Company for working capital purposes and received repayments. At any time a right of setoff existed between the CEO and his Company's balances. At December 31, 2013 and 2012, the Company had a net payable to the former CEO of $-0- and $125,134, respectively. These advances were short-term in nature and non-interest bearing.

The Company also paid/accrued the aforementioned company a consulting fee for services rendered during 2013.

From time to time the Company converts the related party advances into the Company’s Common Stock. (See Note 5 (b) for the conversion of advances on January 20, 2012 and June 23, 2013.)

On December 18, 2012, the Company entered into a two year agreement with TBG Holdings, Inc. (“TBG”) to provide certain administrative services and other business advisory services. The agreement called for a fee $45,000 fee for administrative services. In addition the terms of the agreement, called for the Company to pay TBG for business advisory services as follows: $25,000 for the first month and $10,000 per month thereafter until the services have been completed. At December 31, 2013 and 2012 the Company owes TBG Holdings, Inc. $100,903 and $71,325, respectively in fees and expenses paid on the Company’s behalf.

In June 2013 Company entered into an amended agreement with TBG, whereby certain terms of the December 18, 2012 agreement have been superseded. In consideration for administrative services to be rendered, the Company is to issue TBG 31,000,000 shares of common stock and the new agreement still provided for the agreed upon monthly advisory fee of $10,000.

Note 7 – Subsequent Events

In January 2014 the Company was named as a co-defendant in a civil law proceeding in Broward County Florida. The complaint alleges a contract dispute between the Company’s major shareholders’ and various parties that are unrelated to the Company. The plaintiffs alleged the Company engaged in a breach of fiduciary duty, tortious interference with business relations and a fraudulent transfer of assets. The management plans a vigorous defense and it believes there is no basis for these allegations. Management is also exploring possible counterclaims against the plaintiffs. The Company’s legal counsel has opined that an unfavorable outcome of this case is deemed remote and any possible loss is deemed immaterial. No adjustment has been reflected on the financial statements regarding this matter.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

Dealer Prospectus Delivery Obligation

Until [•], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.

Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

SEC Registration and Filing Fee	$2,601.17
Legal Fees and Expenses*	50,000.00
Accounting Fees and Expenses*	35,000.00
Financial Printing*	2,500.00
Transfer Agent Fees*	1,000.00
Blue Sky Fees and Expenses*	500.00
Miscellaneous*	398.83
TOTAL	$92,000.00

———————

*

Estimated

Item 14.

Indemnification of Directors and Officers.

The Nevada Revised Statutes allows us to indemnify each of our officers and directors who are made a party to a proceeding if:

(a)

the officer or director conducted himself or herself in good faith;

(b)

his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and

(c)

in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit. Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.

Recent Sales of Unregistered Securities.

Following are all issuances of securities by Continental Rail Group (the “Company”) during the past three years which were not registered under the Securities Act of 1933, as amended (the “Securities Act”). In each of these issuances the recipient represented that he was acquiring the shares for investment purposes only and not with a view towards distribution or resale except in compliance with applicable securities laws and had access to information concerning our company. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions.

Between February 2011 and July 2011, the Company issued an aggregate of 3,400 shares of its common stock upon the conversion of $51,000 of principal and accrued interest due under the terms of convertible promissory notes. The recipient was an accredited investor and the issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 3(a)(9) of the act.

In January 2012, the Company issued 100,000 shares of its common stock to Capital Advisory International, Inc., a related party controlled by the Company’s then sole director, upon the conversion of $20,000 of working capital advances. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of the act.

In February 2012, the Company issued an aggregate of 11,000 shares of its common stock upon the conversion of $660 of principal due under the terms of convertible promissory notes. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 3(a)(9) of the act.

In April 2012, the Company sold 7,500 shares of its common stock in a private offering and received proceeds of $15,000. The recipient was an accredited or otherwise sophisticated investor who had access to business and financial information on the Company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of the act.

In May 2012, the Company sold 6,500 shares of its common stock to in a private offering and received proceeds of $25,000. The recipient was an accredited investor and the issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of the act.

In August 2012, the Company issued 6,500 shares of its common stock upon the conversion of $390 of principal due under the terms of convertible promissory notes. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 3(a)(9) of the act.

In October 2012, the Company sold 12,500 shares of its common stock in a private offering and received proceeds of $25,000. The recipient was an accredited investor or otherwise sophisticated investor who had access to business and financial information on the Company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of the act.

Between March 2013 and June 2013, nine accredited investors subscribed for certain securities offered by another public shell company then controlled by TBG Holdings Corporation (“TBG”) which is now a related party of the Company, for proceeds of $102,500. At the time of these offerings, Continental Rail was a proprietorship and maintained a separate checking account at TBG. The proceeds from these sales were used for the benefit of the Continental Rail proprietorship which was initially intended to become part of the other public shell company. As a result of issues with the former principal shareholder of the other public shell company controlled by TBG could not be resolved, on July 1, 2013 the Continental Rail proprietorship was contributed to the Company for no consideration in furtherance of the Company’s business model. In September 2013 the Company issued these nine accredited investors an aggregate of 1,375,000 shares of the Company’s common stock in consideration of the prior subscriptions for securities of the other shell company. The issuances of these shares was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act. Each of these investors have subsequently executed Amended and Restated Entity Subscription Agreements acknowledging receipt of the Company’s common stock in full satisfaction of the prior subscriptions.

In June 2013, the Company agreed to issue an aggregate of 31,000,000 shares of its common stock to TBG, a related party, valued at $31,000 under the terms of the June 2013 agreement with TBG. Of the aggregate of 31,000,000 shares of the Company’s common stock it was obligated to issue under the terms of the June 2013 agreement, at TBG’s instructions the Company issued 26,390,459 shares to TBG and the remaining 4,609,541 shares of common stock were issued to 27 individuals or entities who were officers, directors or shareholders of TBG, including 1,128,922 shares to related parties. The recipients were accredited investors.

Under the terms of the June 2013 agreement with TBG, the Company also issued an aggregate of 420,000 shares of its Series A preferred stock valued at $420 to four individuals who were related parties as well as parties to the June 2013 agreement as additional compensation for consulting and advisory services to be rendered to the Company. The recipients were accredited investors and the issuances were exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) of that act.

Finally, under the terms of the June 2013 agreement with TBG the Company issued 180,000 shares of Series A preferred stock to John H. Marino, Sr., a related party, as consideration for the acquisition of Transportation Management Services, Inc. Mr. Marino, Sr. was also a party to the June 2013 agreement. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

In June 2013, the Company entered into a Conversion Agreement and Assignment of Warrants with the holder of convertible notes pursuant to which the lender converted $170,000 of principal and accrued interest due under the terms of convertible promissory notes into 20,000 shares of the Company’s common stock which were issued in September 2013. The lender also assigned warrants it had previously received in December 2010 to TBG, a related party, for no consideration; the warrants expired unexercised. The recipient was an accredited investor and the issuance of the shares of the Company’s common stock was exempt from registration under the Securities Act in reliance on an exemption provided by Section 3(a)(9) of the act.

In September 2013, the Company issued 1,086,816 shares of its common stock valued at $108,682 to Wayne A. August, then an executive officer and director of the Company, as additional compensation. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

In September 2013, the Company issued 2,000,000 shares of its common stock valued at $200,000 to a consultant as compensation for services under the terms of a June 2013 letter agreement. The recipient was an accredited investor or otherwise sophisticated investor who had access to business and financial information concerning the Company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

Between June 2013 and January 2014, the Company sold an aggregate of 969,722 shares of its common stock to 23 accredited investors in private offerings exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of the act. The Company received proceeds of $302,390.

In December 2013, the Company issued 20,000 shares of its common stock valued at $9,000 as compensation to a third party designated by TBG under the terms of the consulting agreement. The recipient was an accredited investor or otherwise sophisticated investor who had access to business and financial information concerning the Company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

In January 2014, the Company sold 20,000 shares of its common stock to one accredited investor in a private offerings exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of the act. The Company received proceeds of $3,340.

On July 15, 2014, the Company issued 100,000 shares of its common stock valued at $0.45 per share ($45,000) as compensation to a third party for services rendered under a consulting agreement. The recipient was an accredited investor or otherwise sophisticated investor who had access to business and financial information concerning the Company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

Item 16.

Exhibits and Financial Statement Schedules.

Exhibit No.	Description
3.1	Articles of Incorporation *
3.2	Articles of Merger filed December 31, 2002 *
3.3	Certificate of Amendment to the Articles of Incorporation filed December 31, 2002 *
3.4	Certificate of Amendment to the Articles of Incorporation filed June 23, 2003 *
3.5	Certificates of Amendment to the Articles of Incorporation filed July 25, 2003 *
3.6	Certificates of Amendment to the Articles of Incorporation filed March 30, 2005 *
3.7	Certificate of Amendment to the Articles of Incorporation filed October 29, 2007 *
3.8	Certificate of Amendment to the Articles of Incorporation filed May 14, 2009 *
3.9	Certificate of Amendment to the Articles of Incorporation filed August 26, 2009 *
3.10	Certificate of Amendment to the Articles of Incorporation filed September 10, 2010 *
3.11	Certificate of Amendment to the Articles of Incorporation filed July 12, 2011 *
3.12	Certificate of Change filed September 21, 2011 *
3.13	Certificate of Amendment to the Articles of Incorporation filed July 2, 2013 *
3.14	Certificates of Amendment to the Articles of Incorporation filed July 10, 2013 *
3.15	Bylaws *
3.16	Amended and Restated Articles of Incorporation filed June 17, 2014 *
5.1	Opinion of Pearlman Schneider LLP *
10.1	Agreement dated June 25, 2013 by and between TBG Holdings, Neil Swartz, Tim Hart, Larry Coe and John H. Marino, Sr., Transportation Management Services, Inc. and John H. Marino, Jr. *
10.2	Letter agreement dated May 27, 2013 by and between Continental Rail Corp. and Taylor-DeJongh International *
10.3	Employment Agreement effective June 27, 2013 by and between IGSM Group, Inc. and Wayne A. August + *
10.4	Employment Agreement effective June 25, 2013 by and between IGSM Group, Inc. and John H. Marino, Jr. + *
10.5	Amendment No. 1 to Agreement by and between TBG Holdings, Neil Swartz, Tim Hart, Larry Coe and John H. Marino, Sr., Transportation Management Services, Inc. and John H. Marino, Jr.*
10.6	Independent Consultant Agreement dated October 2, 2013 by and between John M. Keasling and Continental Rail Corp. **
10.7	Amendment to Independent Consultant Agreement dated June 24, 2014, effective October 2, 2013 by and between Continental Rail Corp. and John M. Keasling *
14.1	Code of Business Conduct and Ethics *
21.1	Subsidiaries of the registrant*
23.1	Consent of Baum & Company, P.A. **
23.2	Consent of Pearlman Schneider LLP (included in Exhibit 5.1 hereto)*
23.3	Consent of Hoines & Rose *
24.1	Power of Attorney (appears on signature page of registration statement)

———————

*

Previously filed.

**

Filed herewith.

+

Management contract or compensatory plan arrangement

Item 17.

Undertakings.

(a)

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is relying on Rule 430B:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)

The undersigned registrant hereby undertakes:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly organized, in the City of Fort Lauderdale, State of Florida on September 11, 2014.

Continental Rail Corp

By:	/s/ John H. Marino, Jr.
John H. Marino, Jr.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy S. Hart	Chairman of the Board of Directors, Chief Financial Officer, director, principal financial and accounting officer	September 11, 2014
Timothy S. Hart

/s/ *	Vice Chairman of the Board of Directors	September 11, 2014
John H. Marino, Sr.

/s/ John H. Marino, Jr.	Chief Executive Officer, director, principal executive officers	September 11, 2014
John H. Marino, Jr.

/s/ *

John H. Marino, Jr. as Attorney-in-fact

Index to Exhibits

Exhibit No.	Description

23.1	Consent of Baum & Company, P.A.